10.2

PURCHASE AND SALE AGREEMENT
THIS PURCHASE AND SALE AGREEMENT ("Agreement") is made and entered into as of this ___ day of September, 2019 (the "Effective Date") by and between CENTERPOINT PROPERTIES TRUST, a Maryland real estate investment trust ("Purchaser") and THE DIXIE GROUP, INC., a Tennessee corporation, and its wholly-owned subsidiary, TDG Operations, LLC, a Georgia limited liability company (collectively and jointly and severally, "Seller").
R E C I T A L S
A.Seller currently owns fee simple title to approximately 10 acres of certain real estate located in Santa Ana, California, legally described in Exhibit "A" attached to this Agreement ("Land").
B.    Purchaser desires to purchase from Seller and Seller desires to sell to Purchaser the Project (as hereinafter defined) in accordance with the terms and conditions hereinafter set forth.
C.    Purchaser and Seller have entered into that certain License and Exclusivity Agreement (the "Exclusivity Agreement"), dated August 7, 2019.
NOW, THEREFORE, in consideration of the mutual covenants and conditions hereinafter set forth, and of Purchaser's agreement to use due diligence in its inspection and review during the Inspection Period (as hereinafter defined), the receipt and sufficiency of which are hereby acknowledged by the parties hereto, the parties hereby agree as follows:
1.Agreement to Purchase. Subject to the terms and conditions of this Agreement and the above recitals which are by this reference incorporated into this Agreement, Seller agrees to sell to Purchaser and Purchaser agrees to purchase from Seller all of the following described property (collectively, "Project"):
A.    The Land and all rights, privileges, easements and appurtenances to the Land owned by Seller, including, without limitation, all mineral rights, easements, rights-of-way, gas and hydrocarbons, and other appurtenances used or connected with the beneficial use or enjoyment of the Land; and all right, title and interest of Seller in and to all streets, water courses or water bodies adjacent to, abutting or serving the Land.
B.    That certain building located upon the Land and containing approximately 204,000 square feet of net rentable interior floor area and identified with the common street address of 3201 S. Susan Street, Santa Ana, California, and all other improvements, structures, elevators, fixtures, parking areas and other improvements of any kind or nature whatsoever now or hereafter located on the Land (collectively, "Building") (the Land and Building are sometimes collectively, the "Real Property").
C.    All equipment, apparatus, machinery, cranes, appliances, furnishings, signs, site plans, surveys, soil and substrata studies, architectural renderings, plans and specifications, engineering plans and studies, floor plans and other plans or studies of any kind, and personal and tangible property owned by Seller and used exclusively in the base operation and ownership of the Building or the Land (collectively, "Personal Property"), but excluding all equipment, vehicles, trade fixtures, computers, software, boilers, tank tower (exclusive of its foundation below grade), and appurtenances thereto used by Seller in the operation of its carpet manufacturing business at the Project (the "Excluded Personal Property").
D.    All intangible property now or hereafter owned, controlled or held by Seller between the Effective Date and the Closing (as hereinafter defined), solely in connection with the Building

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and the Personal Property, including without limitation: (i) all guaranties and warranties, including guaranties and warranties pertaining to construction of the Building (collectively, "Warranties"); (ii) all air rights, excess floor area rights and other development rights relating or appurtenant to the Land or the Building; (iii) all rights to obtain utility service in connection with the Building and the Land; (iv) assignable licenses and other governmental permits and permissions relating to the Land, the Building, and the operation thereof (collectively, "Permits"); and (v) all contracts and contract rights identified on Exhibit "B" attached to this Agreement (collectively, "Project Contracts"), which are Assumed Contracts (as hereinafter defined) (all of the foregoing are collectively, "Intangible Property").
2.    Purchase Price. Subject to prorations and credits as provided in this Agreement, the Purchase Price ("Purchase Price") for the Project shall be THIRTY-SEVEN MILLION ONE HUNDRED NINETY-FIVE THOUSAND FOUR HUNDRED SIX AND NO/100 DOLLARS ($37,195,406.00), which shall be payable and allocated as follows:
A.    Earnest Money. Purchaser shall deliver to Chicago Title and Trust Company ("Title Company") the sum of FIVE HUNDRED THOUSAND AND NO/100 DOLLARS ($500,000.00) as earnest money (the "Initial Earnest Money") within five (5) days after the full execution and delivery of this Agreement. In the event Purchaser does not exercise its right of termination pursuant to Section 7D herein, then, within one business day following the expiration of the Inspection Period (as herein defined and as may be extended pursuant to Section 7A herein), Purchaser shall deliver to Title Company the sum of THREE HUNDRED THOUSAND AND NO/100 DOLLARS ($300,000.00) as additional earnest money ("Additional Earnest Money" and collectively with the Initial Earnest Money including any and all interest accrued thereon, the "Earnest Money"). The Earnest Money shall be held in a joint order escrow to be entered into between Seller and Purchaser with the Title Company in the form of Exhibit "C" attached to this Agreement and shall be invested for Purchaser's benefit and all income earned thereon shall be paid to Purchaser. The Earnest Money shall be applied toward the Purchase Price at Closing. One Hundred Dollars ($100) of the Earnest Money shall be released by Title Company to Seller on the first business day following the deposit thereof by Purchaser, in payment of consideration by Purchaser to Seller for the right of Purchaser to purchase the Property in accordance with the terms of this Agreement (the "Non-Refundable Payment"). The Non-Refundable Payment shall be fully earned and retained by Seller immediately upon receipt and, notwithstanding any provisions of this Agreement to the contrary, the Non-Refundable Payment shall not be returned to Purchaser in any circumstance except if Closing fails to occur solely due to a material default by Seller under this Agreement. On the Closing Date, the amount of the Non-Refundable Payment, without interest, shall be applied to the Purchase Price. From and after the release of the Non-Refundable Payment to Seller, the Earnest Money shall mean and refer to the remaining Earnest Money amount then held by Title Company (and any payment or refund of the Earnest Money to be made pursuant to this Agreement shall not include such Non-Refundable Payment). Purchaser acknowledges that Seller would not have entered into this Agreement had Purchaser not made the bargained for Non-Refundable Payment to Seller on the terms set forth in this Section.
B.    Balance. On or before the Closing Date (as hereinafter defined), Purchaser shall deposit with the Title Company the balance of the Purchase Price, in cash, or by certified or cashier's check or Federal wire transfer, together with such additional funds for Purchaser's share of closing costs and prorations as may be required pursuant to this Agreement.

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3.    Closing. Subject to the terms and conditions contained in this Agreement, the consummation of the transactions contemplated in this Agreement ("Closing") shall take place on or before October 25, 2019 (the "Closing Date"). The transactions contemplated by this Agreement shall be closed through an escrow with the Title Company in Chicago, Illinois on the Closing Date, in accordance with the general provisions of the usual form of Escrow Agreement then in use by Title Company, with such special provisions inserted in such escrow agreement as may be required to conform with this Agreement ("Escrow"). Notwithstanding anything to the contrary in this Agreement, upon the creation of the Escrow, payment of the Purchase Price and delivery of the Deed (as hereinafter defined) and other documents to be delivered pursuant to Section 6 of this Agreement, shall be made through the Escrow. Seller and Purchaser shall execute gap undertakings in the form required by the Title Company if required by the Title Company.
4.    Documents to be Delivered by Seller Immediately. Seller hereby certifies to Purchaser that Seller has, on or before full execution and delivery of this Agreement, delivered to Purchaser, true and correct copies of all of the following pertaining to the Project within the possession or control of Seller:
A.    Certificates of occupancy and other necessary governmental licenses or approvals.
B.    "As-built" plans and specifications for the Building and any modifications or amendments thereto, and copies of any reports or studies (including engineering, soil boring and physical inspection reports of employees, principals, consultants, governmental authorities or insurance carriers) in Seller's possession or control in respect of the physical condition or operation of the Project or recommended improvements thereto.
C.    The bill or bills issued for the three (3) most recent years for which bills have been issued for all real estate taxes and personal property taxes and a copy of any and all notices pertaining to real estate taxes or assessments. If any taxes or assessments for said years have been appealed, Seller shall provide Purchaser with copies of all petitions for appeal and evidence of full payment of the cost of any such appeals including the full payment of attorneys' fees and costs.
D.    All insurance policies (or certificates thereof) carried by Seller together with copies of all claims and settlements on insurance policies within the past three (3) years.
E.    All Project Contracts, or if no such Project Contracts exist, Seller's written certification thereof.
F.    A schedule listing all Personal Property.
G.    Accounting books and records including financial statements of operations (the "Financial Statements") prepared by a certified public accountant for Seller for the years 2017 and 2018, as well as year-to-date operating statements for the Seller.
H.    A schedule listing all Excluded Personal Property.
I.    All guaranties, warranties and other documents or instruments evidencing or relating to the Building or Personal Property.
J.    All contracts for construction, repair or capital replacement to be performed at the Project or covering such work performed during the two (2) years immediately preceding the Effective Date.

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K.    A list of lawsuits, if any, pertaining to the Project, or if there are none, a written certification from Seller that there are no such lawsuits.
L.    A list of all employees of Seller engaged exclusively in the operation and maintenance of the Project, or if there are none, a written certification from Seller that there are no such employees.
M.    All other studies, reports, maps and documents related to the Project that are reasonably available to Seller, including without limitation, engineering reports, surveys, environmental reports, traffic circulation, operating methods, flood control and drainage plans, design renderings, shop drawings, feasibility studies, documents relating to any special use, conforming use or zoning variance and all correspondence with governmental agencies and their personnel concerning the same, but excluding market analyses.
N.    A Property disclosure report ("Disclosure Report") containing the natural hazard disclosures, if any, which may be required to be made by Seller under California Public Resources Code Section 2621.9(a) (Earthquake Fault Zone), California Public Resources Code Section 2694(a) (Seismic Hazard Zone), California Government Code Section 8589.3(a) (Special Flood Hazard Area), Public Resources Code §4291, Government Code §51178 et seq. §51183.5 (Fire Hazard), California Health and Safety Code §19211 (Water Heaters), Health and Safety Code §26140, et seq. (Mold) or Federal law, i.e. 42 U.S.C. §5154a or California Government Code Section 8589.4(a) (Area of Potential Flooding).
5.    Title and Survey.
A.    Conditions of Title. On the Closing Date, good and marketable fee simple title to the Real Property shall be conveyed by Seller to Purchaser or its nominee by a grant deed ("Deed"), subject only to the Permitted Exceptions (as hereinafter defined), in the form of Exhibit "J" attached hereto and made a part hereof.
B.    Title.
(i)    Title Insurance Commitment. On or before the date that is fifteen (15) days after the Effective Date, Seller shall deliver to Purchaser: (a) a commitment (the "Commitment") for an Owner's Policy of Title Insurance issued by the Title Company showing title to the Real Property in Seller, and (b) legible copies of all documents cited, raised as exceptions or noted in the Commitment (collectively, the "Title Documents").
(ii)    Title Review. Purchaser shall have until the date (the "Title Review Deadline") that is the later of (a) the last day of the Inspection Period (as hereinafter defined) or (b) the seventh (7th) business days after the latest of Purchaser's receipt of the Commitment, the Title Documents and the Survey (as hereinafter defined) to notify Seller in writing of any objections to any exception, item or issue in the Commitment, the Title Documents and/or any matters shown on the Survey, including, without limitation, any of the Exhibit D Exceptions (as herein defined) (collectively, the "Objectionable Exceptions"). Seller shall: (1) utilize good faith, commercially reasonable efforts to cure or insure over any Objectionable Exceptions on or before the date ("Title Cure Date") that is the later of (i) five (5) business days after the Title Review Deadline or (ii) the last day of the Inspection Period and (2) agree with Purchaser, on or before the Title Cure Date as to any Objectionable Exceptions which will be removed prior to Closing ("Removable

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Exceptions"), provided, however, Seller shall have no obligation to agree to cure any of the Exhibit D Exceptions. Seller shall remove all Removable Exceptions prior to Closing. If Seller fails to cure any of the Objectionable Exceptions on or before the Title Cure Date, or if Seller fails to agree with Purchaser, on or before the Title Cure Date, as to any Removable Exceptions, Purchaser shall have the right, in its sole discretion, to either: (A) terminate this Agreement by written notice to Seller on or before the Closing, in which event the Earnest Money shall be returned to Purchaser and, except as specifically provided in this Agreement, neither party shall have any further rights or obligations to the other under this Agreement; or (B) consummate the transaction contemplated by this Agreement in accordance with the terms of this Agreement, in which event, subject to Section 5.B.(iii) and Section 5.B.(iv) of this Agreement, all exceptions to title listed on Schedule B of the Commitment as of the expiration of the Title Review Deadline shall be deemed to constitute Permitted Exceptions.
(iii)    Monetary Liens. Notwithstanding anything to the contrary contained in Section 5B.(ii) above, Seller shall be required to discharge all mortgages, real estate taxes, assessments and other governmental levies, fees or charges imposed on the Land, all judgment liens, all mechanics' liens and similar liens for labor, materials or supplies, and other such monetary liens that may be removed solely through the payment of money prior to Closing (collectively, the "Monetary Liens"), and such matters shall be deemed Objectionable Exceptions, whether or not included in Purchaser's Objection Notice. If, at or prior to Closing, Seller fails to cure all Monetary Liens, in addition to all other remedies available to Purchaser under this Agreement, Purchaser shall have the right to proceed to Closing and deduct from the Purchase Price the amount necessary to cure such Monetary Liens.
(iv)    Unpermitted Exceptions. If an exception to title or other title defect other than a Permitted Exception is added to the Commitment after the Effective Date but prior to the Closing Date and/or if any matter is added to the Survey (each, an "Unpermitted Exceptions"), then, prior to the Closing Date, Seller shall be affirmatively obligated to cure any such Unpermitted Exception the failure of which shall constitute a default by Seller under this Agreement.
C.    Title Policy. On the Closing Date, Seller shall cause Title Company to issue to Purchaser an ALTA 2006 Owner's Policy of Title Insurance ("Title Policy") or irrevocable commitment to issue same covering the Project in the amount of the Purchase Price, showing fee simple title vested in Purchaser, with extended coverage over all general exceptions and containing the following endorsements: (i) an ALTA 3.1 zoning endorsement with parking, (ii) an access endorsement, (iii) a subdivision endorsement, (iv) a utility facility endorsement, (v) a restrictions endorsement insuring over removal of the Building for violation of the recorded covenants, conditions or restrictions of record, (vi) an endorsement insuring that the real estate tax bills relating to the Real Property do not include real estate taxes pertaining to any other real estate, (vii) a contiguity endorsement, if applicable, (viii) a CLTA 100.29 endorsement, if applicable, (ix) a CLTA 103.5 endorsement, if applicable, (x) encroachment endorsements, if applicable, and (xi) any other endorsement requested by Purchaser; and subject only to: (a) general taxes not yet due or payable, (b) any matters listed on Exhibit "D" attached to this Agreement (the "Exhibit D Exceptions"), (c) rights of Seller, as Tenant only, under the Leaseback (as herein defined) (d) matters created by, through or under Purchaser and (e) the standard printed exceptions (collectively, the "Permitted Exceptions").

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D.    Survey. On or before the date that is thirty (30) days after the Effective Date, Seller shall deliver to Purchaser a survey dated after the Effective Date, prepared by a land surveyor licensed in California and certified to have been prepared in accordance with the most recent ALTA Land Survey Standards for urban properties (and containing Table A, Nos. 1, 2, 3, 4, 6, 7(a), 7(b), 7(c), 8, 9, 10, 11, 13, 14, 15, 16 and 20(a)) for the benefit of Purchaser, Purchaser's lender as identified by Purchaser, if any, and the Title Company ("Survey"). The Survey shall show the location of the Building on the Real Property to be within its lot and setback lines and that the Building does not encroach upon any easements, that there are no encroachments of buildings or other improvements from adjoining properties, and the location of all easements affecting the Real Property. The Survey shall also state the legal description of the Land, the square footage of the Land and Building, the number and location of all legal parking spaces on the Land, and shall further state whether the Land is located in an area designated by an agency of the United States as being subject to flood hazards or flood risks.
6.    Documents to be Delivered by Seller at Closing.
A.    Seller's Closing Documents. Seller shall deliver to the Title Company, pursuant to the Escrow, on or before the Closing Date, the following documents, all of which shall be subject to Purchaser's prior review and approval as to form, scope and substance, the delivery of all of which shall be a specific condition to Closing:
(i)    The Deed;
(ii)    All documents required by the Title Company in order to issue the Title Policy;
(iii)    A bill of sale executed by Seller in the form of Exhibit "E" attached to this Agreement, covering the Personal Property;
(iv)    An original executed assignment and assumption of all Project Contracts which Purchaser elects, by written notice to Seller given prior to the Closing Date, to assume (collectively, the "Assumed Contracts"), in the form of Exhibit "F" attached to this Agreement ("Assignment of Contracts");
(v)    A fully-executed copy of an amendment to the existing lease between Seller and Cook Son (the "Cook Son Lease"), relating to use of a portion of the Land for storage of equipment converting such lease into a sublease, in form and substance reasonably acceptable to Purchaser and Seller; which includes restoration language acceptable to Purchaser and a provision whereby Cook Son acknowledges and agrees that the Cook Son Lease shall terminate, at Purchaser’s election, upon the expiration or earlier termination of the Leaseback (as herein defined);
(vi)    A non‑foreign certificate in accordance with the provisions of Section 20 of this Agreement;
(vii)    All insurance certificates required from Seller as tenant under the Leaseback;

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(viii)    A certificate from Seller in the form of Exhibit "G" attached to this Agreement stating that the representations and warranties set forth in Section 8 are true and correct as of the Closing Date;
(ix)    An original executed assignment of the Intangible Property (other than the Assumed Contracts) in the form of Exhibit "H" attached to this Agreement ("Assignment of Intangible Property");
(x)    A certificate of Seller, in the form of Exhibit "I" attached to this Agreement, certifying to Purchaser: (a) a copy of all keys to the Project, (b) originals or certified copies of the Assumed Contracts, and (c) copies of all Intangible Property were delivered to Purchaser on or before the Closing Date;
(xi)    An ALTA closing statement or California equivalent;
(xii)    A personal "GAP" undertaking of Seller;
(xiii)    Such proof of Seller's authority and authorization to enter into this Agreement and perform Seller's obligations under this Agreement as may be reasonably required by Title Company;
(xiv)    Estoppel certificates from (a) Seller and (b) all other parties to any reciprocal easement agreement benefiting or burdening the Real Property, to the extent required by the reciprocal easement agreement;
(xv)    An estoppel certificate from Seller and any owners' association with respect to any declaration of covenants, conditions and restrictions benefiting or burdening the Real Property;
(xvi)    A statement of documentary transfer tax due;
(xvii)    A Guaranty of Payment and Performance of Lease Obligations executed by The Dixie Group, Inc., a Tennessee corporation, one of the Sellers, in the form of Exhibit "L" attached to this Agreement; and
(xviii)    Such other documents as Purchaser may reasonably request to enable Purchaser to consummate the transaction contemplated by this Agreement; provided none of said additional documents imposes any cost or obligation upon Seller not otherwise specifically imposed upon Seller pursuant to the terms of this Agreement.
B.    Purchaser's Closing Documents. Purchaser shall deliver to the Title Company pursuant to the Escrow, on or before the Closing Date, the following monies and documents, the delivery of all of which shall constitute a specific condition to Closing.
(i)    The balance of the Purchase Price, plus or minus prorations, plus Purchaser's share of Closing costs pursuant to the terms of this Agreement;
(ii)    An original executed counterpart of the Assignment of Contracts;
(iii)    An original executed counterpart of the Assignment of Intangible Property;

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(iv)    Proof of Purchaser's authority and authorization to enter into this Agreement and perform Purchaser's obligations under this Agreement as may be reasonably required by Title Company; and
(v)    Such other documents as Seller may reasonably request to enable Seller to consummate the transaction contemplated by this Agreement, provided none of said additional documents impose any cost or obligation upon Purchaser not otherwise specifically imposed upon Purchaser pursuant to the terms of this Agreement.
C.    Joint Closing Documents. Each of Seller and Purchaser shall deliver to the Title Company, pursuant to the Escrow, and the parties hereby covenant and agree to deliver to the Title Company on or before the Closing Date, the mutual delivery of which shall be a specific condition to Closing:
(i)    Three (3) copies of a closing statement, prepared in strict accordance with Section 11 of this Agreement;
(ii)    To the extent required, State, County and Municipal transfer tax declarations;
(iii)    A joint direction to the Title Company to deposit the Earnest Money into the Escrow; and
(iv)    Two counterparts of the Lease ("Leaseback") in substantially the form attached to this Agreement as Exhibit "K". The parties agree to use commercially reasonable efforts to negotiate the remaining items marked "Open Issue" in Exhibit K during the Inspection Period and upon completion of the negotiation of the final form of Leaseback, the parties agree to amend this Agreement to attach the final form of Leaseback as Exhibit K. Notwithstanding the foregoing, the Leaseback shall have the following terms: (i) the term of the Leaseback shall be from the Closing Date for ten (10) years, with two 5-year renewal options at market rent, and shall be for the entire Real Property; (ii) the initial monthly base rent shall be $173,568.25 monthly on a triple net basis, with annual increases of 2%, and with each renewal term at then-market rates; and (iii) the security deposit shall be in the form of a letter of credit in the amount of $654,500.
7.    Inspection Period.
A.    Inspection Period. For purposes of this Agreement, "Inspection Period" means the period beginning on the Effective Date and ending on October 25, 2019.
B.    Basic Project Inspection. At all times prior to the Closing, including the Inspection Period and the period after the end of the Inspection Period and before Closing, Purchaser, its agents and representatives shall be entitled to inspect the Project (the "Basic Project Inspection"), which will include, but shall not be limited to, the right to: (i) enter upon the Real Property to perform inspections and tests of the Project, including the inspection, evaluation and testing of: the heating, ventilation and air-conditioning systems and all components thereof, the roof of the Building, the parking lots, all structural and mechanical systems within the Building, including the sprinkler systems, power lines and panels, air lines and compressors, automatic doors, tanks, pumps and plumbing, and all equipment, vehicles, and Personal Property; (ii) examine and copy any and all books, records, tax returns, correspondence, financial data, and all other contracts, agreements,

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documents and matters, public or private, in the possession or control of Seller or its agents and relating to receipts and expenditures pertaining to the Project for the past three (3) most recent full calendar years and the current calendar year to-date; (iii)make investigations with regard to zoning, environmental, building, code and other legal requirements including an environmental "Assessment" as specified in Section 7.C of this Agreement and/or an analysis of the presence of any asbestos, chlordane, formaldehyde or other Hazardous Materials (as hereinafter defined) in, under or upon the Project; (iv) make or obtain market studies and real estate tax analyses; and (v) analyze the financial feasibility of ownership of the Project.
C.    Assessment. During the Inspection Period, Purchaser and/or Purchaser's agent(s) shall have the right to employ one or more environmental consultants or other professionals to perform or complete a so-called "Phase I" and/or "Phase II" environmental inspection and assessment (each, an "Assessment") of the Project, and Seller hereby acknowledges and consents to such Assessment, including approval of boring in the dye house area and the former railroad spur area. Any additional invasive testing will require prior written approval of Seller. Purchaser, its agents, consultants and/or professionals shall also have the right to undertake or complete a technical review of all documentation, reports, plans, studies and information in possession or control of Seller, or Seller's past or present environmental consultants, concerning or in any way related to the environmental condition of the Project. In order to facilitate the Assessment(s) and such technical review, Seller shall extend its full cooperation (but without third party expense to Seller) to Purchaser, its agents, consultants and professionals, which cooperation shall include providing access to all files and fully and completely answering all questions. Any Assessment may evaluate the present and past uses of the Project, and the presence on, in or under the Land (and on, in or under land sufficiently proximate to the Project) of any Hazardous Materials.
D.    Purchaser's Right to Terminate. Purchaser acknowledges that it has completed its due diligence review of the Property, except for a limited Phase II environmental investigation of the soil beneath the dyehouse portion of the Property and in the prior railroad spur portion of the Property. Purchaser shall have the right to terminate this Agreement prior to the end of the Inspection Period if the results of such Phase II investigation are not acceptable to Purchaser, in its reasonable discretion, or if Purchaser’s investment committee does not approve the purchase contemplated hereunder, by written notice to Seller on or before the last day of the Inspection Period. In such event, the Earnest Money shall be returned to Purchaser and, except as specifically provided in this Agreement, neither party shall have any further rights or obligations to the other under this Agreement.
E.    Seller's Acknowledgement. Seller acknowledges and agrees that Purchaser will expend material sums of money in reliance on Seller's obligations under this Agreement, in connection with negotiating and executing this Agreement, furnishing the Earnest Money, conducting the inspections contemplated by this Section 7 and preparing for Closing, and that Purchaser would not have entered into this Agreement without the availability of the Inspection Period. The parties therefore agree that adequate consideration exists to support Seller's obligations under this Agreement, even before expiration of the Inspection Period. Notwithstanding anything to the contrary in this Agreement, the effect of any representations, warranties or undertakings made by Seller in this Agreement shall not be diminished, abrogated, or compromised by the Basic Project Inspection or any Assessment or other inspections, tests or investigations made by Purchaser.
F.    Duty to Repair; Indemnification. Purchaser hereby covenants and agrees that it shall cause all studies, investigations and inspections (including without limitation any Assessment)

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performed at the Project pursuant to this Section 7 to be performed in a manner that does not unreasonably disturb or disrupt the business operations of any occupants of the Project. If, as a result of Purchaser's exercise of its rights under Section 7, any damage occurs to the Project, then Purchaser shall promptly repair such damage, at Purchaser's sole cost and expense, so as to return the Project to substantially the same condition. Purchaser hereby indemnifies, protects, defends and holds Seller harmless from and against any and all losses, damages, causes of action, judgments, damages, costs and expenses that Seller actually suffers or incurs as a direct result of any damage caused at, to, in, or at the Project by the acts or omissions of Purchaser or its agents, consultants or professionals pursuant to this Section 7.
8.    Representations and Warranties of Seller.
A.    Seller's Representations and Warranties. In order to induce Purchaser to enter into this Agreement, Seller hereby represents and warrants to Purchaser as follows, and all of the foregoing and following representations and warranties shall be true and correct as of the Closing Date (and the truth and accuracy of which shall constitute a condition to the disbursement of the Purchase Price in accordance with the terms of the Escrow and this Agreement):
(i)    Seller is not a party to any contract, agreement or commitment to sell, convey, assign, transfer, provide rights of first refusal or other similar rights or otherwise dispose of any portion or portions of the Project other than the existing lease with Cook Son a copy of which has been provided to Purchaser. Neither Seller nor any person or entity claiming by, through or under Seller has or will have, at any time or times prior to the Closing, done or suffered anything whereby any lien, encumbrance, claim or right of others has been or will be created on or against the Project or any part thereof or interest therein, except for the Permitted Exceptions.
(ii)    As of Closing, except as created by this Agreement, there will be no obligations or liabilities of any kind or nature whatsoever, actual or contingent, including without limitation any tax liabilities, contract liabilities or tort liabilities for which or to which Purchaser or the Project will be liable or subject, except for non-delinquent obligations and liabilities accrued and thereafter accruing under the Permitted Exceptions.
(iii)    This Agreement has been duly authorized and executed on behalf of Seller and constitutes a valid and binding agreement, enforceable in accordance with its terms. Seller has obtained or will obtain prior to Closing all consents, releases and permissions and given all required notifications, including without limitation compliance with any applicable Bulk Sales Act, related to the transactions contemplated in this Agreement and required under any Applicable Law (as hereinafter defined) or required by any covenant or agreement to which Seller is a party or by which Seller is bound.
(iv)    The Project has adequate water supply, storm and sanitary sewage facilities, telephone, gas, electricity, fire protection, means of ingress and egress to and from public highways and, without limitation, other required public utilities. All streets and roads necessary for access to or full utilization of the Project or any part thereof have been completed and are public streets. No additional easements (other than those presently in effect and included in the Permitted Exceptions) are required for such access and utilization or in connection with any utilities. To the best of Seller's knowledge, no fact, condition or proceeding exists which would result in the termination or impairment of the furnishing of

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or an increase in rates for services to the Project of water, sewer, gas, electric, telephone, drainage and other such utility services. To Seller's knowledge, the facilities servicing the Project are in compliance with all Applicable Law.
(v)    To Seller's knowledge, the Building is being operated by Seller in accordance with all applicable federal, state, local and municipal laws, ordinances, rules, regulations, codes, licenses, permits, authorizations and orders, including without limitation all laws, ordinances, rules, regulations, codes, licenses, permits, authorizations and orders relating to building, zoning, the environment, health, safety and disabled persons (collectively, "Applicable Law"). To Seller's knowledge, the Building and the operation of the Building comply, in all material respects with, all Applicable Law.
(vi)    To Seller's knowledge: (a) All building permits, certificates of occupancy, business licenses and, without limitation, all other notices, licenses, permits, certificates and authority, required in connection with the construction, use or occupancy of the Project have been obtained and are in effect and in good standing; and (b) the leasing, operation and use of the Project is in compliance, in all material respects, with such notices, licenses, permits, certificates and authority.
(vii)    True and complete copies of all Project Contracts have been delivered to Purchaser. Seller is not aware that any of the Project Contracts or Permitted Exceptions violates any Applicable Law.
(viii)    Seller is not or will not at the Closing be in default in respect of any of its material obligations or liabilities pertaining to the Project (including without limitation any obligations and liabilities arising under the Permitted Exceptions or Project Contracts), and to the best knowledge of Seller, no event has occurred which, with the giving of notice or passage of time, or both, would give rise to any such default under any of the same.
(ix)    Seller, to the best of Seller's knowledge, is not aware of any default in respect of any obligations or liabilities of any other persons pertaining to the Project (including without limitation any obligations and liabilities of other persons arising under the Permitted Exceptions, and any obligations and liabilities of any of the other parties to any of the Project Contracts), and to the best knowledge of Seller, no event has occurred which, with the giving of notice or passage of time, or both, would give rise to any such default under any of the same.
(x)    There is no litigation (including without limitation proceedings for or involving collections, condemnation, eminent domain, alleged building code or environmental or zoning violations, or personal injuries or property damage alleged to have occurred on the Project or by reason of the condition, use of, or operations on, the Project) pending, or to the best of knowledge of Seller, threatened, against Seller or the Project.
(xi)    The Personal Property is all located on the Project and is all of the personal property used in the basic operation and maintenance of the Project.
(xii)    [Intentionally deleted.]
(xiii)    The Project, and the use and operation thereof, is in material compliance with all Applicable Law, and there are presently and validly in effect all licenses, permits,

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approvals and other authorizations necessary for the use, occupancy and operation of the Project as it is presently being operated, whether required of Seller or any occupant of the Project. Without limiting the foregoing, to seller's knowledge, the Project complies with all material and applicable requirements of the federal Americans With Disabilities Act, as amended. Seller has no knowledge that any heating or other burning equipment located at or used in connection with the Project violates any Applicable Law. The Project is zoned by the municipality in which it is located so as to permit the industrial, warehouse and distribution uses and structures thereon, in a manner that accommodates and is fully compatible with the Building and Improvements as they presently exist. The Project does not constitute a non‑conforming use or non‑conforming structure under applicable zoning laws, regulations or ordinances. The continued maintenance, operation and use of the Building and/or any portion of the Project, including any parking area, does not and will not, on the Closing Date, violate any Applicable Law and, to Seller's knowledge, no such violation has been issued by any governmental authority having jurisdiction over the Project that has not been cured to the satisfaction of such governmental authority.
(xiv)    The information with respect to Seller and the Project supplied to Purchaser in connection with, and as an inducement to entering into, this Agreement and the Financial Statements as of their respective dates do not and did not contain any untrue statement of a material fact or omit to state a fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.
(xv)    To Seller's knowledge, there are no pending, and Seller has received no notice of, any special assessments of any nature with respect to the Project or any part thereof, nor has Seller received any notice of any special assessments being contemplated.
(xvi)    To Seller's knowledge, the Project has not been reassessed by any governmental authority for the purposes of valuation for taxation during the twelve (12) months prior to the Effective Date.
(xvii)    No portion of any Building has flooded within the past five (5) years, and the Project is not in a designated flood insurance area or designated flood plain, except as may be shown in the Survey.
(xviii)    To Seller's knowledge, there are no pending or threatened requests, applications or proceedings to alter or restrict the zoning or other use restrictions applicable to the Project. To Seller's knowledge, the conveyance of the Project will include all rights to the use of any off‑site facilities necessary to ensure compliance with all Applicable Law. Seller has no knowledge and has not received any notice of any plan, study or effort by any governmental agency or authority which would materially adversely affect the present use or zoning of the Project or which would modify or realign any adjacent street or highway.
(xix)    Seller has not received any notice from any insurance carrier of, nor is aware of, defects or inadequacies in the Project which if not corrected would result in termination of insurance coverage, increase its cost or otherwise affect the insurability of the Project.
(xx)    There are no facts material to the use and operation of the Project which Seller has not disclosed to Purchaser.

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(xxi)    Seller is now solvent and will be solvent at the Closing. The transaction described in this Agreement is not part of a leveraged buy‑out or other transaction relating to the sale of Seller.
(xxii)    All documents made available to Purchaser are true, complete and correct copies of the documents received by Seller. There is not known to Seller any material documents relating to the Property that has not been disclosed to Purchaser.
(xxiii)    Except for the Leaseback and the sublease to Cook Son, there will be no other occupancy agreements affecting the Project which will survive Closing.
(xxiv)    If the Project is located within a delineated Earthquake Fault zone (a zone that encompasses a potentially or recently active tract of an earthquake fault that is deemed by the State Geologist to constitute a potential hazard to structures from surface faulting or fault creep), California Public Resource Code §2621 et seq. mandates that prospective purchasers be advised that the Project is located within such a Zone, and that its development may require a geologic report from a state registered geologist. In accordance with such law, Seller hereby represents and warrants to Purchaser that, to Seller's knowledge, the Project is not within a delineated Earthquake Fault Zone.
(xxv)    If the Project is located within a Seismic Hazard Zone as delineated on a map prepared by the California Division of Mines and Geology, California Public Resources Code §2690 et seq. mandates that prospective purchasers be advised that the Project is located within such a Zone. In accordance with such law, Seller hereby represents and warrants to Purchaser that, to Seller's knowledge, the Project is not within a Seismic Hazard Zone.
(xxvi)    If the Project is located within a designated State Responsibility Area as delineated on a map prepared by the California Department of Forestry, California Public Resources Code §4136 mandates that prospective purchasers be advised that the Project is located within a wildland area which may contain substantial forest fire risks and hazards, that the State may not be responsible to provide fire protection services, and that the Project may be subject to the requirements of Public Resources Code §4291 which requires the periodic removal of brush, the maintenance of firebreaks, and other similar activities. In accordance with such law, Seller hereby represents and warrants to Purchaser that, to Seller's knowledge, the Project is or is not within a designated State Responsibility Area.
(xxvii)    If the Project is located within an area designated as a Very High Fire Hazard Severity Zone. Government Code §51178 et seq. §51183.5 mandates that prospective purchasers be advised that the Project is located within such a zone and that the Project may be subject to various maintenance design and/or construction requirements and/or restrictions. In accordance with such law, Seller hereby represents and warrants to Purchaser that, to Seller's knowledge, the Project is not within a designated Very High Fire Hazard Severity Zone.
(xxviii)    If the Project contains one or more water heaters, Seller is required by California Health and Safety Code §19211 to certify to Purchaser that all such water heaters have been braced, strapped and/or anchored in accordance with the law. Seller hereby represents and warrants to Purchaser that, to Seller's knowledge, the required bracing, strapping and/or anchors have been installed.

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(xxix)    If the seller or transferor of property knows of the presence of mold that affects the property and the mold either exceeds permissible exposure limits or poses a health threat then Health and Safety Code §26140, et seq. mandates that prospective purchasers be advised in writing of such mold. In accordance with such law, Purchaser is hereby informed that Seller is not aware of the presence of such mold affecting the Project.
(xxx)    (a) Seller is not a Prohibited Person (as hereinafter defined), (ii) Seller is in compliance with Anti‑Terrorism Laws (as hereinafter defined), (iii) Seller does not conduct any business or engage in any transaction or dealing with any Prohibited Person, or deal in, or otherwise engage in any transaction relating to, any property or interests in property blocked pursuant to Executive Order 13224 (as hereinafter defined), and (iv) Seller has established policies and procedures designed to prevent and detect money laundering, including processes to meet all applicable anti-money laundering requirements of the USA Patriot Act (as hereinafter defined). For purposes of this Agreement:
(i)    "Anti-Terrorism Laws" means any laws related to terrorism or money laundering, including without limitation Executive Order 13224 and the USA Patriot Act, and any regulations promulgated under any such laws,
(ii)    "Executive Order 13224" means Executive Order 13224 on Terrorism Financing, effective September 24, 2001,
(iii)    "Prohibited Person" means any person or entity:
(A)    subject to the provisions of Executive Order 13224,
(B)    owned or controlled by, or acting for or on behalf of, an entity that is subject to the provisions of Executive Order 13224,
(C)    with whom Seller is prohibited from dealing by any of the Anti-Terrorism Laws,
(D)    that commits, threatens or conspires to commit or supports "terrorism" as defined in Executive Order 13224,
(E)    that is named as a "specially designated national and blocked person" on the most current list published by the U.S. Treasury Department's Office of Foreign Assets Control; or
(F)    person or entity that is affiliated with a person or entity described in the foregoing clauses (A) through (E); and
(iv)    "USA Patriot Act" means the Uniting and Strengthening America by Providing Appropriate Tools Requires to Intercept and Obstruct Terrorism Act of 2001, H.R. 3162, Public Law 107-56, as the same may be amended.
B.    Seller hereby agrees to indemnify, defend (with Purchaser having the right to retain counsel for the purpose of participating in such defense, at its sole cost and expense) and hold Purchaser, its affiliates, investment managers, property managers, partners, trustees, shareholders, beneficiaries, directors, officers, employees, agents and attorneys (collectively, the "Indemnified

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Parties") harmless from and against and with respect to any and all claims, demands, legal or administrative proceedings, losses (including loss of value of the Project or any part of the Project), liabilities, damages, penalties, fines, debts, causes of action, administrative orders or notices, liens, judgments, suits, obligations, payments, interest, accounts, encumbrances, personal injuries, costs and expenses (including but not limited to attorneys fees and costs, consultants fees and costs, courts costs, response and/or remedial costs and all other out-of-pocket expenses) known or unknown, foreseen or unforeseen, whether direct or contingent and no matter how arising (but specifically excluding obligations and liabilities for and to the extent Purchaser received a credit to the Purchase Price pursuant to the provisions of this Agreement) in any way related to or arising from: (i) the Project and arising or accruing on or before the Closing Date, (ii) any act, conduct, omission, contract or commitment of Seller, at any time or times on or before the Closing Date, (iii) any lawsuit or proceeding filed or pending against the Project (or any part thereof) prior to the Closing Date, and (iv) any material breach by Seller of this Agreement.
9.    Conditions Precedent to Closing.
A.    In addition to any conditions provided in other provisions of this Agreement, Purchaser's obligation to purchase the Project is and shall be conditioned on the following:
(i)    The due performance by Seller of each and every covenant, undertaking and agreement to be performed by Seller under this Agreement and the truth of each representation and warranty made in this Agreement by Seller at the time as of which the same is made and as of the Closing as if made on and as of the Closing.
(ii)    That at no time prior to the Closing shall any of the following have been done by or against or with respect to Seller: (a) the commencement of a case under Title 11 of the U.S. Code, as now constituted or hereafter amended, or under any other applicable federal or state bankruptcy law or other similar law; (b) the appointment of a trustee or receiver of any property interest; or (c) an assignment for the benefit of creditors.
(iii)    The existence of any Unpermitted Exception or of any violation of Applicable Law relating to the Project which is imposed by any governmental authority relating to the Project which is not remedied by Seller.
(iv)    That between the Effective Date and the Closing, Seller shall: (a) not, without first obtaining the written consent of Purchaser, enter into any contracts, agreements or leases pertaining to the Project; (b) not convey any Intangible Property or remove from the Project any of the Personal Property; (c) remedy all violations of Applicable Law relating to the Project or any portion of the Project, if any, and provide Purchaser evidence of same; (d) not cancel or permit cancellation of any hazard or liability insurance carried with respect to the Project or its operation; and (e) operate and maintain the Project free from waste and neglect, in substantial compliance with Applicable Law and in the same manner as the Project has been theretofore operated and maintained.
(v)    The physical condition of the Project shall be the same on the Closing Date as on the Effective Date, reasonable wear and tear excepted.
B.    Purchaser may at any time or times, at its election, waive any of the conditions to its obligations under this Agreement, but any such waiver shall be effective only if contained in a writing signed by Purchaser. No such waiver shall reduce the rights or remedies of a party by reason

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of any breach by Seller (but if a condition is waived, the party waiving the same may not rescind this Agreement on the basis of the failure of such waived condition). The failure of any of the conditions in Section 9.A shall entitle Purchaser, at its option, to cancel and terminate this Agreement by written notice to Seller, in which event the Earnest Money shall be returned to Purchaser and, except as specifically provided in this Agreement, neither party shall have any further rights or obligations to the other under this Agreement.
10.    Covenants of Seller. Effective as of the Effective Date, Seller hereby covenants with Purchaser as follows:
A.    New Leases. Seller shall not execute any new lease, license, or other agreement affecting the ownership or operation of the Project or for personal property, equipment, or vehicles, without Purchaser's prior written consent.
B.    New Contracts. Seller shall not enter into any contract with respect to the ownership and operation of the Project that will survive the Closing, or that would otherwise affect the use, operation or enjoyment of the Project, without Purchaser's prior written consent, except for service contracts entered into in the ordinary course of business which are terminable without penalty on not more than thirty (30) days' notice.
C.    Operation of the Project. Seller shall operate and manage the Project in a first class manner, maintaining present services, and shall maintain the Project in good repair and working order; shall keep on hand sufficient materials, supplies, equipment and other personal property for the efficient operation and management of the Project in a first class manner; and shall perform, when due, all of Seller's obligations under the Project Contracts and other agreements relating to the Project and otherwise in accordance with all Applicable Law. Seller shall deliver the Project at Closing in substantially the same condition as it is on the Effective Date, reasonable wear and tear excepted. None of the Personal Property or fixtures shall be removed from the Project, unless replaced by personal property or fixtures of equal or greater utility or value.
D.    Documents of Record. Seller shall not grant any easement or modify any covenant, condition or restriction affecting the Project.
E.    Change In Conditions. Seller shall promptly notify Purchaser of any change in any condition with respect to the Project, the financial condition of any of the tenants under the Leases or of the occurrence of any event or circumstance that makes any representation or warranty of Seller to Purchaser under this Agreement untrue or misleading, or any covenant of Seller under this Agreement incapable or less likely of being performed, it being understood that Seller's obligation to provide such notice to Purchaser shall in no way relieve Seller of any liability for a breach by Seller of any of its representations, warranties or covenants under this Agreement.
F.    Approvals. If the transaction contemplated hereby, or any component thereof, shall require authorization or approval of any governmental agency having jurisdiction, Seller shall obtain all such authorizations and approvals on or before the date (the "Approvals Deadline") that is five (5) days before the Closing Date. If such authorizations and approvals are not obtained and in full force and effect as of the Approvals Deadline, Seller shall promptly notify Purchaser in writing (the "Approvals Notice") and Purchaser, at its sole option, may elect to:
(1)    terminate this Agreement by written notice to Seller, in which event the Earnest Money shall be returned to Purchaser and, except as specifically

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provided in this Agreement, neither party shall have any further rights or obligations to the other under this Agreement; or
(2)    extend the Closing Date by written notice to Seller, which extension shall not exceed thirty (30) days, in which event Seller shall continue to use good faith and diligent efforts to obtain the authorizations and approvals; or
(3)    notify Seller in writing that Purchaser has elected to proceed to Closing.
Purchaser's election to extend the Closing Date or proceed to Closing shall not relieve Seller of the obligation to obtain the authorizations and approvals. If Purchaser extends the Closing Date, and the authorizations and approvals have not been obtained as of the date that is five (5) days before the Closing Date, Purchaser, at its sole option, may elect to:
(1)    terminate this Agreement by written notice to Seller, in which event the Earnest Money shall be returned to Purchaser and, except as specifically provided in this Agreement, neither party shall have any further rights or obligations to the other under this Agreement; or
(2)    notify Seller in writing that Purchaser has elected to proceed to Closing.
All covenants made in this Agreement by Seller shall survive the Closing and shall not be merged into the Deed or any other instrument of conveyance delivered at Closing.
11.    Adjustments. Except as may be otherwise covered under the Leaseback:
A.    General. Proration of rentals, revenues and other income, if any, from the Project and taxes, assessments, and other expenses, if any, affecting the Project shall be prorated as of 11:59 p.m. on the day prior to the Closing Date ("Proration Date"). It is agreed that the Closing Date shall be an income and expense date for Purchaser. There shall be no proration of any insurance premiums with respect to the Project, nor any assumption of insurance coverage by Purchaser, unless Purchaser so elects in writing.
B.    Taxes. On or before the Closing Date, Seller shall pay all taxes and assessments, including without limitation all special assessments, on the Project which are due and payable prior to the Closing Date. Unpaid taxes and assessments on the Project shall be prorated on an accrual basis as of the Closing Date based upon the most recent ascertainable assessed valuation, tax multipliers and tax rate, but reproration thereof shall be made between Purchaser and Seller at such time as the actual amount of taxes for the applicable tax year shall become known, in order that actual real estate taxes for the periods before and after the Closing Date may be equitably prorated as of the Closing Date and paid between the parties when known. Seller shall be liable for any back tax bill which may be imposed by taxing authorities related to the period prior to the Closing Date, which obligation of Seller shall survive Closing.
C.    Operating Expenses. All utility services charges for electricity, heat and air conditioning service, other utilities, common area maintenance, taxes other than real estate taxes such as rental taxes, and all expenses incurred in operating the Project and any other costs incurred in the ordinary course of business of the management and operation of the Project shall be prorated

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on an accrual basis. Seller shall pay all such expenses that accrue prior to the Closing Date and Purchaser shall pay all such expenses accruing on and after the Closing Date. To the extent possible, Seller and Purchaser shall obtain billings and meter readings as of the Closing Date to aid in such prorations.
D.    Other Prorations. Seller and Purchaser shall make such additional adjustments as are normally made in connection with a purchase and sale of the type contemplated in this Agreement. At Closing, Seller shall pay to Purchaser (or credit against the Purchase Price), the security deposit and the first month's rent due under the Leaseback.
E.    Method of Proration. Except as expressly provided in this Agreement, all prorations shall be made in accordance with customary practice in Orange County, California. The parties agree to cause a schedule of tentative adjustments to be prepared prior to the Closing Date. Such adjustments, if and to the extent known and agreed upon as of the Closing Date, shall be paid by Purchaser to Seller (if the prorations result in a net credit to the Seller) or by Seller to Purchaser (if the prorations result in a net credit to Purchaser), by increasing or reducing the amount to be paid by Purchaser at Closing. Purchaser and Seller agree the intent of this provision is to allocate the income and expenses attributable to the Project in a fair, just and equitable manner, and the parties agree in the event of special circumstances not specifically covered in this Agreement, such equitable principles shall guide the parties in reaching a fair resolution. All prorations shall be final, unless otherwise expressly provided in this Agreement.
12.    Closing Costs. Seller shall bear the cost to record any instruments necessary to clear Seller's title, the cost of the Title Policy (with extended coverage and all endorsements), the cost of the Survey, all state and county transfer taxes and one-half the cost of the Escrow. Purchaser shall bear the cost of any recording fees with respect to the Deed and one-half the cost of the Escrow. The cost of any municipal transfer taxes applicable to this transaction shall be paid for the party made responsible for the payment of the same by the applicable ordinance. All other costs and expenses in connection with the transaction contemplated by this Agreement shall be borne by Purchaser and Seller in the manner in which such cost and expenses are customarily allocated between the parties at closings of real property similar to the Project in the Orange County, California area. Except as provided in Section 37 of this Agreement, each party shall pay its own attorneys' fees incurred with respect to the preparation and negotiation of this Agreement and the closing of the transaction contemplated hereby.
13.    Damage or Destruction to Project.
A.    If between the Effective Date and the Closing Date, all or any portion of the Project is damaged or destroyed by fire or other casualty, Seller shall notify Purchaser in writing of such damage or destruction (the "Casualty Notice"):
(i)    either Seller or Purchaser may elect to terminate this Agreement, in which event the Earnest Money shall be returned to Purchaser and, except as specifically provided in this Agreement, neither party shall have any further rights or obligations to the other under this Agreement; or
(ii)    both parties may elect to consummate the transaction contemplated by this Agreement, in which event Purchaser shall receive a credit against the Purchase Price in an amount equal to Purchaser's reasonable determination of the cost of restoring the Project.

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B.    Purchaser and Seller shall have until the date (the "Casualty Election Date") that is thirty (30) days after receipt of the Casualty Notice to elect whether to terminate or proceed with this Agreement. If either party fails to notify the other party of its election on or before the Casualty Election Date, then that party shall be deemed to have elected to terminate this Agreement.
C.    Notwithstanding the foregoing, Seller shall only have the right to terminate this Agreement pursuant to Section 13A above in the event that the cost to repair and restore any damage or destruction to the Project by fire or other casualty will exceed ten percent of the Purchase Price.
D.    If the Closing Date is a date prior to the Casualty Election Date, the Closing Date shall be extended to a date twenty (20) days after the Casualty Election Date.
14.    Condemnation.
A.    If between the Effective Date and the Closing Date any condemnation or eminent domain proceedings are initiated which might result in the taking of any part of the Building or the Land, Seller shall notify Purchaser in writing of such proceedings (the "Condemnation Notice") and:
(i)    either Seller or Purchaser may elect to terminate this Agreement, in which event the Earnest Money shall be returned to Purchaser and, except as specifically provided in this Agreement, neither party shall have any further rights or obligations to the other under this Agreement; or
(ii)    both parties may elect to consummate the transaction contemplated by this Agreement, in which event Seller shall assign to Purchaser at Closing all of Seller's right, title and interest in and to any award pertaining to the Real Property, but retain its rights to any award pertaining to its leasehold interest or moving expenses, made in connection with such condemnation or eminent domain proceedings.
B.    Purchaser and Seller shall have until the date (the "Condemnation Election Date") that is thirty (30) days after receipt of the Condemnation Notice to elect whether to terminate or proceed with this Agreement. If either party fails to notify the other party of its election on or before the Condemnation Election Date, then that party shall be deemed to have elected to terminate this Agreement.
C.    Notwithstanding the foregoing, Seller shall only have the right to terminate this Agreement pursuant to Section 14A above in the event that the value of the Project after such taking shall reduce by more than ten percent of the Purchase Price.
D.    If the Closing Date is a date prior to the Condemnation Election Date, the Closing Date shall be extended to a date twenty (20) days after the Condemnation Election Date.
15.    Remedies.
A.    If Seller should materially breach any of its covenants, conditions, representations or warranties contained in this Agreement or should fail to consummate the sale contemplated in this Agreement for any reason other than Purchaser's default, Purchaser may, upon five (5) days written notice to Seller, if such breach or failure is not cured within such five-day period, in addition to all remedies contained elsewhere in this Agreement: (i) terminate this Agreement, in which event

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the Earnest Money shall be returned to Purchaser and, except as specifically provided in this Agreement, neither party shall have any further rights or obligations to the other under this Agreement; (ii) rescind this transaction; (iii) collect money damages from Seller; or (iv) enforce specific performance of this Agreement.
B.    If Purchaser should materially breach any of its covenants contained in this Agreement (and Seller shall not be in default under this Agreement), Seller may, upon five (5) days written notice to Purchaser, if such breach is not cured within such five-day period, terminate this Agreement and retain the Earnest Money as liquidated damages, and not as a penalty, it being understood that Seller's actual damages in the event of such a breach are difficult to ascertain and that such Earnest Money represents the parties' best estimate of such damages. Seller shall not have any other remedy for any breach or default by Purchaser. BY INITIALING THIS SECTION 15.B, PURCHASER AND SELLER AGREE THAT IN EVENT OF DEFAULT BY PURCHASER: (A) IT WOULD BE IMPRACTICAL OR EXTREMELY DIFFICULT TO FIX ACTUAL DAMAGES; (B) AN AMOUNT EQUAL TO THE EARNEST MONEY WILL CONSTITUTE LIQUIDATED DAMAGES PAYABLE TO SELLER; (C) THE PAYMENT OF THE LIQUIDATED DAMAGES TO SELLER WILL CONSTITUTE THE EXCLUSIVE REMEDY OF SELLER; (D)SELLER MAY RETAIN THAT PAYMENT AS LIQUIDATED DAMAGES; AND (E) PAYMENT OF THOSE SUMS TO SELLER AS LIQUIDATED DAMAGES IS NOT INTENDED AS A FORFEITURE OR PENALTY WITHIN THE MEANING OF CALIFORNIA CIVIL CODE SECTIONS 3275 OR 3369, BUT INSTEAD, IS INTENDED TO CONSTITUTE LIQUIDATED DAMAGES TO SELLER PURSUANT TO SECTIONS 1671, 1676 AND 1677 OF THE CALIFORNIA CIVIL CODE.
Seller INITIALS: ____________    Purchaser INITIALS: _______________
16.    Brokers. The parties mutually warrant and represent to the other that neither has authorized any broker to act on its behalf in respect of the transactions contemplated hereby other than Stream Capital Partners (the "Broker"), who is representing Seller and will be paid a commission equal to one percent (1.0%) of the Purchase Price if and when the Closing hereunder occurs, and that neither has dealt with a broker, agent or finder in connection therewith other than the Broker. Each of the parties shall indemnify and save the other harmless from any claim by any broker or other person for commissions or other compensation for bringing about the transactions contemplated hereby where such claim is based on the purported employment or authorization of such broker or other person by such party. Seller shall pay the commission due Broker at Closing.
17.    Environmental Matters/Mutual Release.
A.    The term "Hazardous Materials" shall mean any substance, material, waste, gas or particulate matter which is regulated by any local governmental authority, the State of California, or the United States Government, including without limitation any material or substance which is: (i) defined as a "hazardous waste," "hazardous material," "hazardous substance," "extremely hazardous waste," or "restricted hazardous waste" under any provision of California or federal law, (ii) petroleum, (iii) asbestos and asbestos-containing materials, (iv) polychlorinated biphenyls ("PCBs"), (v) radioactive material, (vi) designated as a "hazardous substance" pursuant to Section 311 of the Clean Water Act, 33 U.S.C. §1251 et seq., (33 U.S.C. §1317), (vii) defined as a "hazardous waste" pursuant to Section 1004 of the Resource Conservation and Recovery Act, 42 U.S.C. §6901 et seq. (42 U.S.C. §6903), or (viii) defined as a "hazardous substance" pursuant to Section 101 of the Comprehensive Environmental Response, Compensation, and Liability Act, 42 U.S.C. §9601 et seq. (42 U.S.C. 9601). The term "Environmental Law" shall mean all statutes specifically described

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in the foregoing grammatical sentence and all federal, state and local environmental, health and safety statutes, ordinances, codes, rules, regulations, orders and decrees regulating, relating to or imposing liability or standards concerning or in connection with Hazardous Materials.
B.    Seller represents and warrants that as of the Effective Date (which representation and warranty shall be remade as of the Closing Date), and except as listed on Schedule 17B attached hereto, to its actual knowledge: (i) the Project is in material compliance with all Environmental Law; (ii) no written notice, demand, claim or other communication has been given to or served on Seller, and Seller has no actual knowledge of any such notice given to previous owners, tenants or occupants of the Project, from any entity, governmental body or person claiming any violation of or liability under any Environmental Law or demanding payment, contribution, indemnification, remedial action, removal action or any other action or inaction with respect to any actual or alleged environmental damage or injury to persons, property or natural resources (each of the foregoing, whether now existing or hereafter brought, a "Claim"); (iii) no above ground or underground storage tanks are currently located on the Project, except for the exterior tank tower and the three cooling tanks; (vi) no Hazardous Materials have been discharged, dispersed, released, disposed of, or allowed to escape on, under or in the Project in violation of or at levels which have resulted in any liability under Environmental Law; and (vii) no investigation, administrative order, administrative order by consent, consent order, agreement, litigation or settlement is proposed or in existence or, to the best knowledge of Seller, threatened or anticipated, with respect to or arising from the presence of any Hazardous Materials with respect to the Project. In addition to any other remedies under this Agreement, if any of the foregoing representations or warranties are in any manner inaccurate or breached (collectively, "Breach"), and if such Breach gives rise to or results in liability or claim (including without limitation a response action, remedial action or removal action) under any Environmental Law or any existing common law theory based on nuisance or strict liability, or causes a significant effect on public health before Closing, Purchaser shall have the right to terminate the Agreement at any time before the Closing.
18.    Entire Agreement. It is understood and agreed that all understandings and agreements heretofore made between Seller and Purchaser are merged in this Agreement, the exhibits annexed hereto and the instruments and documents referred to in this Agreement, which alone fully and completely express their agreements, and that neither party is relying upon any statement or representation, not embodied in this Agreement, made by the other. Each party expressly acknowledges that, except as expressly provided in this Agreement, the other party and the agents and representatives of the other party have not made, and the other party is not liable for or bound in any manner by, any express or implied warranties, guaranties, promises, statements, inducements, representations or information pertaining to the transactions contemplated hereby. The preparation of this Agreement has been a joint effort of the parties hereto and the resulting documents shall not, solely as a matter of judicial construction, be construed more severely against one of the parties than the other.
19.    Exhibits. Exhibits A through L, and Schedule 17B, attached to this Agreement are, by this reference, incorporated in and made a part of this Agreement.
20.    Non‑Foreign Certificate. Seller shall provide Purchaser, not later than five (5) days before the Closing Date, with a non‑foreign certificate sufficient in form and substance to relieve Purchaser of any and all withholding obligations under federal law, which certificate shall be reasonably satisfactory to Purchaser and the Title Company. If Seller does not timely furnish Purchaser with said certificate, or if Purchaser has reason to believe that said certificate is or would be wholly or partially false if given and so notifies Seller, in writing, before the Closing Date, Purchaser shall be entitled to withhold up to ten (10%)

992507_9    21

percent of the Purchase Price in an escrow account to be held by Title Company until such time as Seller furnishes Purchaser with a qualifying statement from the Internal Revenue Service sufficient to relieve Purchaser of any and all withholding obligations under federal law, or until Purchaser is required to deliver said funds to the Internal Revenue Service, whichever first occurs.
21.    Modifications. No modification, amendment, discharge, waiver or change of this Agreement, or any of the provisions of this Agreement, shall be valid unless the same is in writing and signed by the party against which the enforcement of such modification, waiver, amendment, discharge or change is sought. Writings signed by the attorney for such party shall not be effective for the purposes of this Section 21. Failure by either party to explicitly retain any rights under this Agreement shall not be deemed a waiver of such rights.
22.    Notices. Unless otherwise provided herein, all notices, requests, demands and other communications required or permitted under this Agreement shall be in writing and shall be served on the parties at the following addresses:

If intended for Purchaser:
Mr. Ryan Dunlap
CenterPoint Properties Trust
7255 Figueroa Street, Suite 3005
Los Angeles, California 90017
Email: rdunlap@centerpoint.com
and
Ms. Laura Petrucci
CenterPoint Properties Trust
1808 Swift Drive
Oak Brook, Illinois 60523‑1501
Email: lpetrucci@centerpoint.com

With a copy to:	Mark S. Richmond, Esq. Richmond Breslin LLP 5215 Old Orchard Road, Suite 420 Skokie, Illinois 60077 Facsimile Number: 312‑258-0977 Email: mrichmond@rb-llp.com
If intended for Seller:	Jon A. Faulkner The Dixie Group, Inc, 475 Reed Road Dalton, Georgia 30720 Facsimile Number: 251-706-6008
With a copy to:	Robert L. Dann Miller & Martin PLLC 832 Georgia Avenue, Suite 1200 Chattanooga, Tennessee 37402 Facsimile Number: 423-785-8480
Any such notices shall be either (i) sent by certified mail return receipt requested, in which case notice shall be deemed delivered three (3) Business Days after deposit, postage prepaid, in the United States Mail, (ii) sent by overnight delivery using a nationally recognized courier, in which case notice shall be deemed delivered one (1) Business Day after deposit, with such courier, (iii) sent by facsimile, in which case notice shall be deemed delivered upon transmission of such notice as evidenced by the facsimile transmission report, (iv) sent

992507_9    22

by electronic mail by pdf, in which case notice shall be deemed delivered upon transmission, or (v) by personal hand delivery, in which case notice shall be deemed delivered at the time of the personal hand. Notices to be sent on behalf of Purchaser or Seller may be sent by their respective counsel.
23.    Governing Law and Interpretation. The validity, meaning and effect of this Agreement shall be determined in accordance with the laws of the State of California applicable to contracts made and to be performed in that state. The terms "hereby" and "hereto" and any similar terms shall refer to this Agreement, and the term "hereafter" shall mean after the Effective Date and the term "heretofore" shall mean before the Effective Date. Words of the masculine, feminine or neuter gender shall mean and include the correlative words of other genders, and the words importing the singular number shall mean and include the plural number and vice versa. Words importing persons shall include firms, associations, partnerships (including limited partnerships), trusts, corporations and other legal entities, including public bodies, as well as natural persons. The terms "include," "including" and similar terms shall be construed as if followed by the phrase "without limitation." This Agreement shall not be construed more strictly against one party than against the other merely by virtue of the fact that it may have been prepared by counsel for one of the parties, it being recognized that both Seller and Purchaser have contributed substantially and materially to the preparation of this Agreement.
24.    Survival. All representations, warranties and indemnities of Seller contained in this Agreement or in any of the documents to be delivered by Seller to Purchaser at Closing shall be deemed remade as of the Closing Date and survive the Closing. This Agreement shall not be canceled or merged into the Deed on the Closing. Each and every warranty and representation of Seller shall be deemed to have been relied upon by Purchaser, notwithstanding any investigation Purchaser may have made with respect thereto, or any information developed by or made available to Purchaser prior to the Closing and consummation of this transaction. After the Closing, Seller agrees to defend, indemnify and hold Purchaser and the Indemnified Parties free and harmless from and against any and all claims, demands, legal or administrative proceedings, losses (including loss of value of the Project or any part of the Project), liabilities, damages, penalties, fines, debts, causes of action, administrative orders or notices, liens, judgments, suits, obligations, payments, interest, accounts, encumbrances, personal injuries, costs and expenses (including but not limited to attorneys' fees and costs, consultants fees and costs, courts costs, response and/or remedial costs and all other out-of-pocket expenses) known or unknown, foreseen or unforeseen, whether direct or contingent and no matter how arising, in any way related to or arising from: (i) any inaccuracy in or breach of any representation or warranty of Seller; and (ii) any breach or default by Seller under any of Seller's covenants or agreements under this Agreement, provided that, if Purchaser has actual knowledge of a breach at or prior to Closing, then, upon consummation of the purchase and sale, Purchaser shall be deemed to have waived such breach. To the extent Seller elects to make any distribution to its stockholders, partners or members, as the case may be, after Closing, such that Seller has insufficient funds to satisfy the indemnity obligations of Seller contained in this Agreement, such indemnity obligations shall be deemed to be distributed with any such distributions to such stockholders, partners or members, as the case may be, and their respective successors and such stockholders, partners or members, as the case may be, receiving such distributions shall be deemed successors of Seller and to have assumed such indemnity obligations.
25.    Business Days. If any date herein set forth for the performance of any obligations of Seller or Purchaser or for the delivery of any instrument or notice as herein provided should be on a Saturday, Sunday or legal holiday, the compliance with such obligations or delivery shall be deemed acceptable on the next business day following such Saturday, Sunday or legal holiday. As used herein, the term "legal holiday" means any state or Federal holiday for which financial institutions or post offices are generally closed in the state where the Project is located.

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26.    Assignment. The terms, conditions and covenants of this Agreement shall be binding upon and shall inure to the benefit of the parties and their respective nominees, successors, beneficiaries and assigns; provided, however, no conveyance, assignment or transfer of any interest whatsoever of, in, or to the Project or of this Agreement shall be made by Seller during the term of this Agreement. Purchaser may assign all or any of its right, title and interest under this Agreement to any corporate or partnership entity affiliated with, or related to Purchaser ("Affiliate"). No such assignee shall accrue any obligations or liabilities hereunder until the effective date of such assignment. In addition to its right of assignment, Purchaser shall also have the right, exercisable prior to Closing, to designate any Affiliate, as the grantee or transferee of any or all of the conveyances, transfers and assignments to be made by Seller at Closing hereunder, independent of, or in addition to, any assignment of this Agreement. In the event of an assignment of this Agreement by Purchaser, its assignee shall be deemed to be the Purchaser hereunder for all purposes hereof, and shall have all rights of Purchaser hereunder (including, but not limited to, the right of further assignment), and the assignor shall be released from all liability hereunder. In the event that an Affiliate shall be designated as a transferee hereunder, that transferee shall have the benefit of all of the representations and rights which, by the terms of this Agreement, are incorporated in or relate to the conveyance in question.
27.    Waiver of Trial by Jury. The respective parties hereto shall and hereby do waive trial by jury in any action, proceeding or counterclaim brought by either of the parties hereto against the other on any matters whatsoever arising out of or in any way connected with this Agreement, or for the enforcement of any remedy under any statute, emergency or otherwise.
28.    Confidentiality. Seller and Purchaser acknowledge and agree that the transactions contemplated by this Agreement are of a highly sensitive and confidential nature and, except to the extent disclosure is required by law or is otherwise permitted by this Section 28, Purchaser and Seller agree that all documents and information concerning the Project, the subject matter of this Agreement, and all negotiations with respect hereto and the subject matter hereof shall remain confidential. Prior to and after the Closing, any release or disclosure to the public of information with respect to the transaction so closed, any matters set forth in this Agreement, or any of the terms and provisions of this Agreement shall be made only in the form approved by Purchaser and Seller and their respective counsels (which approval shall not be unreasonably withheld or delayed, and shall be deemed to have been granted if not expressly disapproved within one (1) Business Day after request for approval). Notwithstanding the foregoing to the contrary, this Section 28 shall not prevent either party from disclosing any information with respect to the transactions contemplated herein, any matters set forth in this Agreement, or any of the terms and provisions of this Agreement (a) if and to the extent that such disclosure is reasonably determined by such party to be required by applicable law or a court or other binding order or by applicable administrative rule or regulation or order of any regulatory or supervisory agency or authority with competent jurisdiction over such matter; or (b) to any of their respective current or prospective lenders, members, officers, directors, trustees, employees, consultants, attorneys, accountants, advisors, agents, representatives, partners, and/or shareholders and/or any parties whose consent is required (and any of the respective lenders, members, officers, directors, trustees, employees, consultants, advisors, agents, representatives, partners, and/or shareholders of any of such parties); provided that all of the foregoing to whom disclosure is made are advised of the confidential nature of such information, matters, terms and provisions. The provisions of this Section 28 shall survive the Closing or termination of this Agreement (whichever shall occur) without restriction or limitation.
29.    Further Assurances. Seller and Purchaser each agree to use commercially reasonable efforts to comply with all conditions set forth in this Agreement, to take all other reasonable action necessary to complete the transaction contemplated by this Agreement, to cause the Purchase of the Project to be consummated with all reasonable dispatch, and to refrain from any action that is inconsistent with that result.

992507_9    24

Each party agrees in good faith to execute such further or additional documents as may be necessary or appropriate to fully carry out the intent and purpose of this Agreement.
30.    Counterparts/Electronic Signatures. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Handwritten signatures to this Agreement transmitted by telecopy or electronic transmission (for example, through the use of a Portable Document Format or "PDF" file) shall be valid and effective to bind the parties so signing. It is expressly agreed that each party to this Agreement shall be bound by its own telecopied or electronically transmitted handwritten signature and shall accept the telecopy or electronically transmitted handwritten signature of the other party to this Agreement. The parties hereto agree that the use of telecopied or electronic signatures for the execution of this Agreement shall be legal and binding and shall have the same full force and effect as if originally signed.
31.    Captions. The captions and headings in this Agreement are inserted for convenience of reference only and in no way define, describe or limit the scope or intent of this Agreement of any of the provisions of this Agreement.
32.    Memorandum. Either party shall execute a memorandum of this Agreement at the request of the other party which may be recorded with the appropriate county authority.
33.    Binding Effect. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.
34.    Partial Invalidity. Seller and Purchaser intend and believe that each provision in this Agreement comports with all Applicable Law and judicial decisions. Notwithstanding the foregoing, if any one or more provisions of this Agreement is for any reason held by a court of law to be invalid, illegal, unlawful, void or unenforceable in any respect, then:
A.    if the provision(s) are not materially related to: (i) the liability of Seller or Purchaser or (ii) the conditions to Purchaser's obligations under this Agreement, then such provision(s) shall be given force to the fullest possible extent that such provision(s) are valid, legal, lawful and enforceable, the remainder of this Agreement shall be construed as if such invalid, illegal, unlawful, void or unenforceable provision(s) were not contained in this Agreement and the rights, obligations and interests of Seller and Purchaser under the remainder of this Agreement shall continue in full force and effect; or
B.    if the provision(s) are materially related to: (i) the liability of Seller or Purchaser or (ii) the conditions to Purchaser's obligations under this Agreement, then each of Seller and Purchaser shall have the right, upon written notice to the other, to terminate this Agreement and upon such termination, the Earnest Money shall be returned to Purchaser and, except as specifically provided in this Agreement, neither party shall have any further rights or obligations to the other under this Agreement.
35.    California Income Tax Withholding. Prior to the Closing, Seller shall deliver to Purchaser a certificate as necessary such that the sale of the Property to Purchaser hereunder is not subject to withholding requirements, and does not subject Purchaser to liability under, California Revenue and Tax Code Section 18662.
36.    Time for Performance. Time is of the essence of this Agreement. Whenever under the terms of this Agreement the time for performance falls on a Saturday, Sunday or legal holiday, such time for

992507_9    25

performance shall be on the next day that is not a Saturday, Sunday or legal holiday. In computing any period of time pursuant to this Agreement, the day of the act or event from which the designated period of time begins to run will not be included.
37.    Professional Fees. In the event of the bringing of any action or suit by either party to this Agreement against the other party by reason of any breach of any of the covenants, agreements, obligations or provisions on the part of the other party rising out of this Agreement, then in that event the prevailing party shall be entitled to have and recover of and from the other party all costs and expenses of the action or suit, including actual attorneys' fees and costs, accounting and engineering fees, and any other professional fees resulting from the action or suit.
38.    Possession. Possession of the Project, subject to the rights of the Seller under the Leaseback, and Cook Son under its sublease with Seller, shall be delivered to Purchaser on the Closing Date.
39.    Marketing. Seller acknowledges and agrees that Purchaser will incur substantial expenses in performing its underwriting, studies, inspections and investigation concerning the Project and that in consideration thereof, Seller hereby agrees that it will not solicit, consider, entertain or accept any formal or informal, direct or indirect, written or oral, offers to purchase, sell, assign, lease, develop, transfer or acquire any right, title or interest in or to the Project, or any part thereof, or any interest therein, and Seller shall discontinue and will not enter into discussions with any and all third parties relating to the Project.
40.    Limitation of Liability. Upon the Closing, Purchaser shall neither assume nor undertake to pay, satisfy or discharge any liabilities, obligations or commitments of Seller and shall not assume or discharge any debts, obligations, liabilities or commitments of Seller, whether accrued as of the Effective Date or thereafter, fixed or contingent, known or unknown, other than those specifically agreed to between the parties and set forth in this Agreement.
[SIGNATURES FOLLOW ON NEXT PAGE]

41.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

PURCHASER:	CENTERPOINT PROPERTIES TRUST, a Maryland real estate investment trust By: Name: Title:
By: Name: Title:
SELLER:

THE DIXIE GROUP, INC., a Tennessee corporation
By:
Name:
Title:

TDG OPERATIONS, LLC, a Georgia limited liability company

By: ______________________________________
Name: ____________________________________
Title: _____________________________________

SIGNATURE PAGE

SCHEDULE OF EXHIBITS AND SCHEDULES
EXHIBIT "A"      Legal Description
EXHIBIT "B"     Project Contracts
EXHIBIT "C"     Earnest Money Escrow Agreement
EXHIBIT "D"     Permitted Exceptions
EXHIBIT "E"     Bill of Sale
EXHIBIT "F"     Assignment of Contracts
EXHIBIT "G"     Seller's Certificate Reaffirming Representations and Warranties
EXHIBIT "H"     Assignment of Intangible Property
EXHIBIT "I"     Seller's Certificate
EXHIBIT "J"     Form of Deed
EXHIBIT "K"     Form of Leaseback
EXHIBIT "L"    Form of Guaranty

SCHEDULE 17B    Exceptions to Environmental Representations.

992507_9    SCHEDULE OF EXHIBITS

EXHIBIT "A"

LEGAL DESCRIPTION
That tract or parcel of land situated in the city of Santa Ana, county of Orange, state of California, and described as follows:

Parcel 2, in the city of Santa Ana, county of Orange, state of California, as shown on a parcel map filed in Book 106, Pages 42 and 43 of Parcel Maps, in the Office of the County Recorder of said county.

Except all oil, gas, hydrocarbon substances and minerals by whatever name known in, on or under the above described land, and the right of exploring for, boring, mining, drilling, removing, extracting or marketing said substances, together with the exclusive right to execute any and all leases for the purpose of extracting or recovering said substances, but without the right of entry upon any portion of the surface of the ground or within the upper 500 feet measured downward from the surface, as reserved in the Deed from Harold T. Segerstrom, et al., recorded November 2, 1972, in Book 10408, Page 517, Official Records.

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EXHIBIT "B"

LIST OF PROJECT CONTRACTS

NONE

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EXHIBIT "C"

EARNEST MONEY ESCROW AGREEMENT

RE: Escrow Trust No. ______________

DATE: _______________, 2019

I.	PARTIES
A.    Seller:        ________________________________

Attention:
B.    Purchaser:    CenterPoint Properties Trust
1808 Swift Drive
Oak Brook, Illinois 60523‑1501
Attention: James N. Clewlow
C.    Escrow Holder:    Chicago Title and Trust Company
10 S. LaSalle Street, Suite 3100
Chicago, Illinois 60603
Attention: Ms. Krystina Cozzie

II.	PRELIMINARY STATEMENTS
A.    Concurrently with the execution and delivery of this Earnest Money Escrow Agreement, Seller and Purchaser have executed and delivered a certain Purchase and Sale Agreement ("Agreement"). Under the terms of the Agreement, Seller has agreed to sell to Purchaser that certain parcel of land and improvements thereon located at 3201 S. Susan Street, Santa Ana, California.
B.    Pursuant to the Agreement, Purchaser is required to deposit with the Escrow Holder the sum of FIVE HUNDRED FIFTY THOUSAND AND NO/100 DOLLARS ($500,000.00) ("Initial Earnest Money") and solely in the event Purchaser does not terminate the Agreement pursuant to Section7D, Purchaser is required to deposit with the Escrow Holder the additional sum of THREE HUNDRED THOUSAND AND NO/100 DOLLARS ($300,000.00) ("Additional Earnest Money"; and collectively, with the Initial Earnest Money, "Earnest Money") to be held by Escrow Holder pursuant to the terms and provisions of this Earnest Money Escrow Agreement.

992507_9    1

C.    Pursuant to the Agreement, Purchaser has the right to terminate the Agreement and to have the Initial Earnest Money and interest earned thereon returned to Purchaser.

III.	DEPOSIT OF EARNEST MONEY; INVESTMENT DIRECTIONS
A.    Concurrently herewith, Purchaser has deposited the Initial Earnest Money with the Escrow Holder in accordance with the Agreement.
A.    Escrow Holder is hereby authorized and directed to invest the Earnest Money or any portion thereof in accordance with the written direction of Purchaser (or Purchaser's Counsel). Unless otherwise provided pursuant to the provisions of Section IV hereof, such investment shall be for the benefit of Purchaser. The Federal Taxpayer Identification Number of the Purchaser is _______________.

IV.	INSTRUCTIONS
A.    One business day after receipt of the Initial Earnest Money, Escrow Holder shall disburse One Hundred and No/100 Dollars ($100.00) of the Earnest Money to or as directed by Seller (or Seller's counsel).
B.    In the event Escrow Holder receives from Purchaser a certification in the form attached hereto as Schedule 1, then Escrow Holder is authorized and directed to return to Purchaser, within one (1) business day thereafter, the Initial Earnest Money, together with all interest earned thereon.
C.    Except as set forth in Paragraph IV.A. or Paragraph IV.B. above, the Escrow Holder is instructed to hold and invest the Earnest Money, together with all interest earned thereon, until the Escrow Holder is in receipt of (i) a joint written direction from Seller (or Seller's Counsel) and Purchaser (or Purchaser's Counsel) or (ii) an order, judgment or decree addressed to Escrow Holder which shall have been entered or issued by any court and which shall determine the disposition of the Earnest Money and all interest earned thereon.
D.    Any party delivering a notice required or permitted hereunder shall simultaneously deliver copies of such notice to all parties listed in Section I of this Earnest Money Escrow Agreement. All notices required herein shall be either personally delivered, sent by certified or registered mail, postage prepaid, return receipt requested, or sent by overnight courier and shall, in all instances, be deemed to have been received upon delivery thereof.
E.    Except as otherwise expressly set forth in this Earnest Money Escrow Agreement, Escrow Holder shall disregard any and all notices or warnings given by any of the parties hereto.
F.    In case Escrow Holder obeys or complies with any order, judgment or decree of any court with respect to the Earnest Money, Escrow Holder shall not be liable to any of the parties hereto or any other person, firm or corporation by reason of such compliance, notwithstanding any such order, judgment or decree be entered without jurisdiction or be subsequently reversed, modified, annulled, set aside or vacated. In case of any suit or proceeding regarding this Earnest Money Escrow Agreement to which Escrow Holder is or may be at any time a party, Seller and Purchaser shall each be liable for one-half of all such costs, fees and expenses incurred or sustained by Escrow Holder and shall forthwith pay the same to Escrow Holder upon demand; provided, however, that in the event Escrow Holder is made a party to any suit or proceeding between Seller and Purchaser, the prevailing party in such suit or proceeding shall have no liability for the payment of Escrow Holder's costs, fees and expenses.

992507_9    2

G.    Escrow Holder is not to be held responsible for any loss of principal or interest which may be incurred as a result of making the investments or redeeming said investment for the purposes o, this Earnest Money Escrow Agreement.
H.    In no case shall the above mentioned deposits be surrendered except (i) in the manner specifically described in this Earnest Money Escrow Agreement; (ii) on an order signed by the Seller (or Seller's Counsel) and Purchaser (or Purchaser's Counsel); or (iii) in obedience to the process of order of a court as aforesaid.
I.    All fees of Escrow Holder shall be charged one-half to Seller and one-half to Purchaser.
J.    Except as to deposits of funds for which Escrow Holder has received express written direction from Purchaser (or Purchaser's Counsel) concerning investment or other handling, the parties hereto agree that the Escrow Holder shall be under no duty to invest or reinvest any deposits at any time held by it hereunder; and, further, that Escrow Holder may commingle such deposits with other deposits or with its own funds in the manner provided for the administration of funds under Section 2‑8 of the Illinois Corporate Fiduciary Act 205 ILCS 620/2‑8 and may use any part or all such funds for its own benefit without obligation to any party for interest or earnings derived thereby, if any, provided, however, nothing herein shall diminish Escrow Holder's obligation to apply the full amount of the deposits in accordance with the terms of this Earnest Money Escrow Agreement.
K.    Any order, judgment or decree requiring the Escrow Holder to disburse the Earnest Money shall not be binding upon Purchaser or Seller as to the ultimate disposition of the Earnest Money unless and until a final, non‑appealable order, judgment or decree is entered by a court having jurisdiction thereof.

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SIGNATUE PAGE FOLLOWS]

992507_9    3

L.    This Earnest Money Escrow Agreement and all provisions hereof shall be binding upon and shall inure to the benefit of the parties hereto and their respective legal representatives, successors and permitted assigns.

FOR SELLER:

____________________________________________

By:
Attorney for Seller

FOR PURCHASER:

RICHMOND BRESLIN LLP

By:
Attorney for Purchaser

Accepted this ______ day of
________________, 2019

Chicago Title and Trust Company
Escrow Holder

By:
Name: Krystina Cozzie
Title: Joint Order Escrow Administrator

992507_9    4

SCHEDULE 1

CERTIFICATION
The undersigned hereby certifies to Chicago Title and Trust Company, as Escrow Holder under that certain Earnest Money Escrow Agreement dated _____________________, 2019, Escrow Trust Number _____________, that the undersigned has elected to terminate that certain Purchase and Sale Agreement dated ____________________, 2019 by and between CenterPoint Properties Trust, a Maryland real estate investment trust as Purchaser and _______________________ as Seller pursuant to Paragraph 7D of the Purchase Agreement.
CENTERPOINT PROPERTIES TRUST, a Maryland real estate investment trust
By:
Name:
Title:

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EXHIBIT "D"

PERMITTED EXCEPTIONS

1.	Property taxes, which are a lien not yet due and payable, including any assessments collected with taxes to be levied for the fiscal year 2019-2020.

2.
The lien of any special tax resulting from the inclusion of the property in a Special Assessment District or Mello-Roos Community Facilities District in accordance with the codes, which may exist by virtue or Assessment Maps or Notices filed and/or recorded by any such district. Assessments, if any, arising from such Assessment Districts will be collected along with regular Orange County real estate taxes.

3.	The lien of supplemental taxes, if any, assessed pursuant to the provisions of Chapter 3.5 (Commencing with Section 75) of the Revenue and Taxation code of the state of California.

4.	Water rights, claims or title to water, whether or not disclosed by the public records.

5.	Easement(s) for the purpose(s) shown below and rights incidental thereto as granted in a document;
Granted to:        The City of Santa Ana, a municipal corporation
Purpose:        Drainage
Recorded:        May 19, 1961, Book 5726, Page 970, of Official Records
Affects:            The Southerly 10.00 feet of said land

6.	Easement(s) for the purpose(s) shown below and rights incidental thereto as granted in a document;
Granted to:        The City of Santa Ana, a municipal corporation
Purpose:        Storm drain
Recorded:        Book 10790, Page 576, of Official Records
Affects:            That portion of said land as more particularly described therein

7.
Covenants, conditions and restrictions (deleting therefrom any restrictions indicating any preference, limitation or discrimination based on race, color, religion, sex, handicap, familial status or national origin) as set forth in the document

Recorded:        Book 10408, Page 526, of Official Records
Said covenants, conditions and restrictions provide that a violation thereof shall not defeat the lien of any mortgage or deed of trust made in good faith and for value.
Modification(s) of said covenants, conditions and restrictions
Recorded:        March 5, 1977, Book 12105, Page 101, of Official Records
Modification(s) of said covenants, conditions and restrictions
Recorded:        May 27, 1977, Book 12217, Page 1821, of Official Records.

8.	Easement(s) for the purpose(s) shown below and rights incidental thereto as granted in a document;
Granted to:        Southern California Edison Company

992507_9    1

Purpose:	Wires, underground conduits, cables, vaults, manholes, handholes and including above-ground enclosures, markers and concrete pads and other appurtenant fixtures

Recorded:	June 15, 1976, Book 11773, Page 1090, of Official Records

Affects:	A strip of land 15.00 feet lying within said land as more particularly described therein

9.
The fact that said land is included within a project area of the Redevelopment Agency shown below, and that proceedings for the redevelopment of said project have been instituted under the Redevelopment Law (such redevelopment to proceed only after the adoption of the redevelopment plan) as disclosed by a document.

Redevelopment Agency:	Community Redevelopment Agency of the City of Santa Ana/Santa Ana Inter City Commuter Station Redevelopment Project

Recorded:	December 20, 2007, Instrument No. 2007000744244, of Official Records.

992507_9    2

EXHIBIT "E"

BILL OF SALE
_______________ a _______________ ("Seller") having its principal place of business at ________________, _____________________, in consideration of TEN AND NO/100 ($10.00) DOLLARS, receipt of which is hereby acknowledged, does hereby sell, assign, transfer and set over to CENTERPOINT PROPERTIES TRUST, a Maryland real estate investment trust ("Purchaser"), the following described personal property, to‑wit:
All equipment, apparatus, machinery, cranes, appliances, furnishings, signs, site plans, surveys, soil and substrata studies, architectural renderings, plans and specifications, engineering plans and studies, floor plans and other plans or studies of any kind, leasing brochures, market studies, tenant data sheets and other supplies, fixtures and personal and tangible property owned by Seller and used or usable in connection with the operation and ownership of the Building or the Land commonly known as 3201 S. Susan Street, Santa Ana, California (as hereinafter referred to as the "Personal Property").
Seller hereby represents and warrants to Purchaser that: (a) Seller is the absolute owner of the Personal Property, (b) the Personal Property is free and clear of all liens, charges and encumbrances, and (c) Seller has full right, power and authority to sell the Personal Property and to make this Bill of Sale. ALL WARRANTIES OF QUALITY, FITNESS AND MERCHANTABILITY ARE HEREBY EXCLUDED.
IN WITNESS WHEREOF, Seller has caused this Bill of Sale to be signed and sealed in its name by its officers thereunto duly authorized this ___ day of ______________, 2019.
_______________, a _______________
By:
Name:
Title:

992507_9    1

EXHIBIT "F"

ASSIGNMENT AND ASSUMPTION OF CONTRACTS
_____________________, a _______________ ("Assignor"), in consideration of the sum of TEN AND NO/100 ($10.00) DOLLARS in hand paid and other good and valuable consideration, the receipt of which is hereby acknowledged, hereby assigns, transfers, sets over and conveys to CenterPoint Properties Trust, a Maryland real estate investment trust ("Assignee"), all of Assignor's right, title and interest in and to those service contracts and other agreements listed on Exhibit "A" attached hereto and made a part hereof (collectively, "Contracts"), all pertaining to the real property and improvements thereon commonly known as 3201 S. Susan Street, Santa Ana, California.
Assignor represents and warrants to Assignee that Assignor is the sole owner of all of the owner's right, title and interest in and to the Contracts.
Assignee hereby assumes all obligations of Assignor under the Contracts arising on or after the date hereof.
This Assignment shall be binding upon and inure to benefit of Assignor, Assignee and their respective successors and assigns.
IN WITNESS WHEREOF, Assignor and Assignee have executed this Assignment of Contracts this _____ day of ________________, 2019, which Assignment is effective this date.
ASSIGNOR:
________________________, a _______________
By:
Name:
Title:
ASSIGNEE:
CENTERPOINT PROPERTIES TRUST
By:
Name:
Title:
By:
Name:
Title:

992507_9    1

EXHIBIT "A"

LIST OF CONTRACTS

992507_9    F-2

EXHIBIT "G"

REAFFIRMATION OF REPRESENTATIONS AND WARRANTIES
THIS REAFFIRMATION OF REPRESENTATIONS AND WARRANTIES ("Re‑Affirmation") is made as of this ____ day of ______________, 2019 by ______________, a _______________ ("Seller").
W I T N E S S E T H:
WHEREAS, that certain Purchase and Sale Agreement dated as of ____________, 2019 ("Contract") was entered into between Seller and CenterPoint Properties Trust, a Maryland real estate investment trust, as purchaser ("Purchaser"), pertaining to the purchase and sale of the property commonly known as 3201 S. Susan Street, Santa Ana, California and legally described on Exhibit "A" attached hereto and made a part hereof ("Property"); and
WHEREAS, as a condition to the closing of the transaction contemplated in the Contract, Seller is required to execute and deliver this Re‑Affirmation.
NOW, THEREFORE, for Ten Dollars ($10.00) in hand paid, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Seller hereby certifies to Purchaser that all of the representations and warranties made by Seller in or pursuant to the Contract are true and correct as of the date hereof and are reaffirmed and remade as of the date hereof to Purchaser by Seller, except as shown on Exhibit "B" attached hereto and made a part hereof. This Affirmation has been delivered by Seller to Purchaser pursuant to the terms of the Contract and nothing herein contained is intended to modify the terms of the Contract.
IN WITNESS WHEREOF, Seller has executed and delivered this Re‑Affirmation as of the day and year first above written.
______________, a _______________
By:
Name:
Title:

992507_9    1

EXHIBIT "A"

LEGAL DESCRIPTION

992507_9    G-2

EXHIBIT "B"

EXCEPTIONS TO REPRESENTATIONS AND WARRANTIES

992507_9    G-3

EXHIBIT "H"

ASSIGNMENT OF
INTANGIBLE PROPERTY AND OTHER RIGHTS
FOR VALUE RECEIVED, __________________, a _______________ ("Assignor"), hereby conveys, assigns, transfers, and sets over unto CENTERPOINT PROPERTIES TRUST, a Maryland real estate investment trust ("Assignee") all the right, title and interest of Assignor in and to any and all intangible property now owned, controlled or held by Assignor, solely in connection with the Building and the Personal Property, including without limitation: (i) all guaranties and warranties (including guaranties and warranties pertaining to construction of the Building) (collectively, the "Warranties"); (ii) all air rights, excess floor area rights and other development rights relating or appurtenant to the Land or the Building; (iii) all rights to obtain utility service in connection with the Building and the Land; (iv) assignable licenses and other governmental permits and permissions relating to the Land, the Building, and the basic operation thereof (collectively, the "Permits"). The foregoing shall be collectively referred to herein as the "Intangible Property". All defined terms utilized herein without definition shall have the meaning ascribed to such terms in that certain Purchase Agreement dated __________________, ___________ by and between Assignor and Assignee.
This Assignment shall be binding upon and shall inure to the benefit of Assignor, Assignee and their respective successors and assigns.
IN WITNESS WHEREOF, Assignor has executed this Assignment of Intangible Property and Other Rights on this ____ day of ________, 2019, which instrument is effective this date.
ASSIGNOR:
___________________, a _______________
By:
Name:
Title:
ASSIGNEE:
CENTERPOINT PROPERTIES TRUST
By:
Name:
Title:
By:
Name:
Title:

992507_9    1

EXHIBIT "I"

SELLER'S CERTIFICATE
The undersigned hereby certifies to CenterPoint Properties Trust, a Maryland real estate investment trust ("CenterPoint") as follows:
1.    Copies of all keys, if any, to the building located at 3201 S. Susan Street, Santa Ana, California have been delivered to CenterPoint as of the date hereof; and
2.    Copies or originals of: (i) all Contracts assigned to CenterPoint pursuant to that certain Assignment of Contracts of even date herewith from the undersigned in favor of CenterPoint and (ii) all intangible personal property assigned to CenterPoint pursuant to that certain Assignment of Intangible Property and Other Rights of even date herewith from the undersigned in favor of CenterPoint have been delivered to CenterPoint as of the date hereof.
Dated as of:    ______________, 2019
___________________, a _______________
By:
Name:
Title:

992507_9    1

EXHIBIT "J"

FORM OF DEED
RECORDING REQUEST BY
WHEN RECORDED MAIL TO
Jerry Richman
Richmond Breslin, LLP
5215 Old Orchard Road, Suite 420
Skokie, Illinois 60077
_____________________________________________________________________________________
SPACE ABOVE THIS LINE RESERVED FOR RECORDER'S USE
GRANT DEED
THE UNDERSIGNED GRANTOR DECLARES:
DOCUMENTARY TAX IS $____________
COMPUTED ON THE FULL VALUE OF PROPERTY CONVEYED
THE PROPERTY IS LOCATED IN ________________, CALIFORNIA
APN: ___________________
FOR VALUABLE CONSIDERATION, receipt of which is hereby acknowledged, _______________________ hereby GRANTS to CenterPoint Properties Trust, a Maryland real estate investment trust, the real property located in the County of _________, State of California, and more particularly described in Exhibit "A" attached hereto and made a part hereof, together with, all and singular, the tenements, hereditaments, easements, rights-of-way and appurtenances belonging or in anywise appertaining to the same, and the improvements thereon, subject to the matters set forth in Exhibit "B".
IN WITNESS WHEREOF, the undersigned hereby executes this instrument as of the _____ day of ___________, 2019.

By:
Name:
Title:

992507_9    1

STATE OF _____________    )
)    SS.
COUNTY OF ___________    )
On __________________ before me, _____________________________ personally appeared ____________________________________, who proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.
I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct.
WITNESS my hand and official seal.
Signature                         (seal)
EXHIBITS:
Exhibit A – Property Description
Exhibit B – Permitted Encumbrances

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EXHIBIT "A"
Property Description

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EXHIBIT "B"
Permitted Encumbrances

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EXHIBIT "K"

FORM OF LEASEBACK
[IN SUBSTANTIALLY THE FORM ATTACHED WITH OPEN ITEMS TO BE FINALIZED WITHIN 21 DAYS OF THE EFFECTIVE DATE HEREOF]
[OPEN ITEMS HAVE BEEN RESOLVED AND ARE REFLECTED ON FINAL LEASE, ATTACHED HERETO AS EXHIBIT 10.3]

992507_9    1

EXHIBIT "L"

FORM OF GUARANTY
[SEE ATTACHED]

992507_9    1

GUARANTY OF PAYMENT
AND PERFORMANCE OF LEASE OBLIGATIONS
THIS GUARANTY OF PAYMENT AND PERFORMANCE OF LEASE OBLIGATIONS ("Guaranty") is made as of the ____ day of ________, 2019, by THE DIXIE GROUP, INC., a Tennessee corporation ("Guarantor"), to and for the benefit of CENTERPOINT PROPERTIES TRUST, a Maryland real estate investment trust ("Landlord").
R E C I T A L S
A.    TDG Operations, LLC, a Georgia limited liability company ("Tenant") and Landlord entered into a Lease dated ____________, 2019 ("Lease") for premises commonly known as 3201 S. Susan Street, Santa Ana, California ("Premises").
B.    Landlord is unwilling to enter into the Lease unless Guarantor enters into this Guaranty, and Guarantor desires to provide this Guaranty to Landlord, in order to induce Landlord to enter into the Lease.
C.    Guarantor has a financial interest in Tenant, and will be benefited by the agreement of Landlord to enter into the Lease.
D.    Guarantor has provided certain of its financial information to Landlord, and Landlord has relied upon such financial information in accepting this Guaranty in lieu of other security or guarantees of the Obligations and the Tenant's Obligations (hereinafter defined).
Now, therefore, in consideration of the foregoing recitals and for the purpose of inducing Landlord to enter into the Lease, Guarantor hereby agrees as follows:
1.    Definitions; Incorporation of Lease. All capitalized terms used in this Guaranty and not otherwise defined herein shall have the meanings ascribed to them, respectively, in the Lease. All terms and provisions of the Lease are hereby incorporated into this Guaranty as fully as though set forth herein in full.
2.    Guaranty of Payment and Performance.
(a)    Guarantor hereby guarantees, absolutely and unconditionally, the full and prompt performance, completion and observance by Tenant of each and all of the covenants and agreements required to be performed, completed and observed by Tenant under the terms and provisions of the Lease, including, but not limited to, the full and complete payment of all Rent and other money obligations of Tenant to Landlord under or pursuant to any provisions of the Lease (the "Tenant's Obligations").
(b)    In connection with the foregoing, Guarantor shall indemnify, defend and hold Landlord harmless from and against any and all costs, damages, losses, expenses, claims and demands of and liabilities to third parties, including reasonable attorneys' fees, incurred directly as a result of or arising directly out of the failure of Tenant to perform, complete or observe Tenant's Obligations and Guarantor's failure to perform or observe its obligations under this Guaranty. All obligations of Guarantor set forth in this Guaranty are collectively hereinafter referred to as the "Obligations".
3.    Standard Waivers and Agreements. Additional agreements and waivers of Guarantor that are usual and customary in a guaranty of payment and performance of the type provided for in this Guaranty are set forth in Exhibit "A" attached hereto, and are hereby incorporated in this Guaranty as fully as though set forth herein in full.

992507_9    2

4.    Termination. This Guaranty shall remain in full force and effect until all the Tenant's Obligations and the Obligations shall be finally and irrevocably paid in full or otherwise completed, performed or observed. Discontinuance of the obligations of any other guarantor shall not operate as a discontinuance as to performance, completion or observance of any of the Obligations or the Tenant's Obligations. If after receipt of any payment or performance of all or any part of the Tenant's Obligations, Landlord is for any reason compelled to surrender such payment to any Person or return any benefits received, because such payment or performance is determined to be void or voidable as a preference, impermissible set-off, or a diversion of trust funds, or for any other reason, this Guaranty shall continue in full force (as to any such surrendered payment or benefit returned) notwithstanding any contrary action that may have been taken by Landlord in reliance upon such payment or the receipt of such benefit, and any such contrary action so taken shall be without prejudice to Landlord's rights under this Guaranty and shall be deemed to have been conditioned upon such payment and benefit having become final and irrevocable. Upon satisfaction in full of the Tenant's Obligations, Landlord will, upon request by Guarantor, deliver to Guarantor written confirmation that this Guaranty has been satisfied in full and has terminated.
5.    Tenant's Financial Condition. Guarantor assumes full responsibility for keeping itself sufficiently informed as to the financial condition of Tenant and as to all other circumstances affecting Tenant's ability to perform, complete and observe each and all of Tenant's Obligations for the benefit of Landlord, and agrees that Landlord will have no duty to report to Guarantor any information Landlord receives about Tenant's financial condition or any circumstances bearing on Tenant's ability to perform.
6.    Expenses. Guarantor agrees to pay and reimburse Landlord, upon demand, for all losses and reasonable costs and expenses, including reasonable attorneys' fees that Landlord may expend or incur:
(a)    in the enforcement of this Guaranty or any one or more of the Obligations or the Tenant's Obligations; or
(b)    the performance by Landlord of any one or more of the Obligations or the Tenant's Obligations; or
(c)    as a direct or indirect result of the falsity in any material respect of any of the representations in warranties of Guarantor set forth in paragraph 7 of this Guaranty, determined as of the date hereof.
7.    Representations and Warranties. Guarantor hereby makes to Landlord the following representations and warranties, upon which Landlord specifically relies:
(a)    Authorization. Guarantor has full right, power and authority to enter into this Guaranty and carry out the Obligations.
(b)    No Conflict. The execution, delivery and performance by Guarantor of this Guaranty and the Obligations will not violate or be in conflict with, result in a breach of, or constitute a default under, any indenture, agreement or any other instrument to which Guarantor is a party or by which Guarantor or any of its assets or properties is bound, or any order, writ, injunction or decree of any court or governmental institution.
(c)    Litigation. There are no actions, suits or proceedings pending, or to the knowledge of Guarantor, threatened against or adversely affecting Guarantor at law or in equity or before or by a governmental agency or instrumentality that involve any of the transactions herein contemplated, or are reasonably likely to result in any judgment or liability that would have any material and adverse effect on

992507_9    3

the financial condition of Guarantor. Guarantor is not in default with respect to any judgment, order, writ, injunction, decree, rule or regulation of any court.
(d)    Enforceability. This Guaranty is a legal, valid and binding obligation of Guarantor, enforceable in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting the rights of creditors generally.
(e)    Financial Statements. The financial statements and other financial information furnished by Guarantor to Landlord are, in all material respects, true and correct, fairly present the financial condition of Guarantor as of their respective dates, and do not contain any untrue statement of a material fact or omit to state a material fact. As of the date the respective financial statements are furnished by Guarantor to Landlord, the Guarantor furnishing the same will be deemed to have represented and warranted that no material adverse change has occurred in the financial condition of Guarantor since the date of said financial statements.
(f)    Corporate Affiliations. Guarantor acknowledges that it will derive a material benefit from the satisfactory and complete payment, performance and observance of the Obligations and the Tenant's Obligations. No subsequent change in the ownership or equity interest described above shall affect or impair in any way the continuing validity or enforceability of this Guaranty against Guarantor. Until such time as the Tenant's Obligations and the Obligations have been finally and irrevocably paid in full or otherwise completed, performed or observed, Guarantor will not divest itself or otherwise sell or transfer any of the foregoing equity or ownership interests in Tenant, to the extent that doing so would constitute a default or breach of the prohibitions on assignment contained in the Lease.
8.    Notices. All notices or other communications required or permitted hereunder shall be in writing and shall be deemed given or delivered to the addressee thereof (a) when actually delivered at the address set forth below for such addressee, (b) three (3) days after deposit in any main or branch United States post office as registered or certified mail, postage prepaid, (c) one (1) day after deposit with a reputable overnight courier service providing delivery receipts, delivery charges prepaid, or (d) on the date on which the addressee refuses delivery by mail or by private courier service, in each case properly addressed to the parties, respectively, as follows:
Landlord:    CenterPoint Properties Trust
1808 Swift Drive
Oak Brook, Illinois 60523
Fax: (630) 586-8010
Attention: Executive Vice President, Asset Management
with a copy to:    Richmond Breslin LLP
5215 Old Orchard Road
Suite 420
Skokie, Illinois 60077
Fax: (312) 258-0977
Attention: Mark S. Richmond, Esq.
Guarantor:    The Dixie Group, Inc.
475 Reed Road
Dalton, Georgia 30720
Fax: (251) 706-6008
Attention: Jon A. Faulkner

992507_9    4

with a copy to:    Miller & Martin PLLC
832 Georgia Avenue
Suite 1200
Chattanooga, Tennessee 37402
Fax: (423) 785-8480
Attention: Robert L. Dann, Esq.
By notice complying with the preceding provisions of this paragraph, each party shall have the right to change the address or addresses, or both, for all future notices and communications to such party or for copies of notices provided for above (none of which shall be required to be sent via certified or registered mail), but no such notice of a change of an address or addressee shall be effective until actually received by the other party. Copies of notices to the those Persons to whom copies are to be provided, none of which are required to be sent via courier or other delivery service or by certified or registered mail, are for information purposes only; failure of any Person to send or receive any such copy shall not affect the validity of notice otherwise given to a party in compliance with the provisions of this paragraph.
9.    Affirmative Covenants. Guarantor covenants and agrees that from the date hereof and so long as any of the Obligations or Tenant's Obligations remain outstanding and unpaid, unperformed or unobserved Guarantor will furnish to Landlord as soon as available, but in any event not later than sixty (60) days after the end of each fiscal or calendar year of Guarantor, audited year-end financial statements of said Guarantor certified as true and correct by said Guarantor. In addition, Guarantor covenants and agrees that Guarantor shall furnish to Landlord not more than thirty (30) days following written request from Landlord such other reports, financial statements and other financial information concerning Guarantor as Landlord may from time to time reasonably request.
10.    Partial Invalidity. If any term of this Guaranty or the application thereof to any Person or circumstance shall, to any extent, be declared or found by a court of competent jurisdiction to be invalid or unenforceable, the remaining provisions of this Guaranty, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, but such provision or portion thereof shall be deemed stricken and severed from this Guaranty and the remaining provisions and portions hereof shall be interpreted, applied and enforced so as to achieve, as near as may be, the purposes and intent of this Guaranty to the greatest extent not prohibited by law.
11.    Amendments. This Guaranty may be amended, modified, revised, revoked or terminated only by a written instrument executed by Guarantor and Landlord.
12.    Terms. Whenever the context requires, all terms used in the singular will be construed in the plural and vice versa, and each gender will include each other gender. The term "Tenant" means both the named Tenant and any other person or entity at any time assuming or otherwise becoming primarily liable for performance of any of the Tenant's Obligations. The term "Person" means an individual, corporation, partnership, limited liability company, joint venture, association, joint stock company, trust, unincorporated organization or association.
13.    Governing Law. This Guaranty shall be governed by the laws of the State of California and the United States of America and enforced in the courts of that State or in the Federal District Court of the Southern District of California. Guarantor, in order to induce Landlord to accept this Guaranty and enter into the Lease, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, hereby acknowledges and agrees that for all purposes hereof all actions or proceedings in any way, manner or respect arising out of or relating to this Guaranty and the transactions contemplated

992507_9    5

herein shall be litigated, at Landlord's sole discretion and election, only in courts having situs in the County of Orange in the State of California or in Federal Court for the Southern District of California, and in connection therewith: (a) Guarantor hereby consents and submits to the jurisdiction of any local or State of California court located within Orange County or any Federal court in the Southern District of California; (b) Guarantor hereby waives any right Guarantor may have to transfer or change the venue of any litigation brought by or against the Guarantor; and (c) Guarantor hereby agrees that CT Corporation, at 818 West Seventh Street, Suite 930, Los Angeles, California  90017 is hereby appointed and designated the true and lawful attorney and the duly authorized agent of the Guarantor for acceptance of service of legal process in any litigation commenced by Landlord with respect to this Guaranty. Guarantor may change the designated agent to another person or entity located in the State of California upon fifteen (15) business day's advanced written notice to Landlord. This provision is a material inducement for Landlord to enter into the Lease.
14.    Section Headings. The headings, titles and captions of this Guaranty are inserted only as a matter of convenience and in no way define, extend, limit or describe the scope or intent of this Guaranty.
[SIGNATURES APPEAR ON NEXT PAGE]

992507_9    6

IN WITNESS WHEREOF, Guarantor has executed this instrument as of the day and year first above written.
GUARANTOR:
THE DIXIE GROUP, INC., a Tennessee corporation
By:
Name:
Title:
Attest:
By:
Name:
Title:

992507_9    7

EXHIBIT "A"

STANDARD GUARANTY WAIVERS AND AGREEMENTS
The following additional waivers and agreements by Guarantor have been and are hereby incorporated in full into the Guaranty of Payment and Performance of Lease Obligations (the "Guaranty") dated ______________, 2019.
(a)    Rights of Landlord. Guarantor authorizes Landlord and Tenant at any time in their discretion to alter any of the Tenant's Obligations, and further authorizes Landlord (i) to take and hold any security for the Tenant's Obligations, (ii) to accept additional or substituted security, (iii) to subordinate, compromise or release any security, (iv) to release Tenant of liability for all or any part of the Tenant's Obligations, (v) to release, substitute or add any one or more guarantors, (vi) to assign the Guaranty in whole or in part to an assignee of the Lease, and (vii) perform any of the Obligations or Tenant's Obligations. Landlord may take any of the foregoing actions upon any terms and conditions as Landlord may elect, without giving notice to Guarantor or obtaining the consent of Guarantor and without affecting the liability of Guarantor to Landlord under this Guaranty.
(b)    Continuing Guaranty. The Guaranty shall be a continuing guaranty, and shall not be discharged, impaired or affected by: (i) existence or non-existence, or the continuance or non-continuance, of any obligation on the part of Tenant with respect to the Lease; (ii) any forbearance or extension of the time of payment or performance of any of the Obligations or the Tenant's Obligations; (iii) any and all changes in the terms, covenants or conditions of the Lease or of any document evidencing or securing performance of the Obligations or Tenant's Obligations hereafter made or granted; (iv) the release or agreement not to sue without reservation of rights of anyone liable in any way for payment or performance of any of the Obligations or Tenant's Obligations; (v) the power or authority or lack thereof of Tenant to enter into, or to execute, acknowledge or deliver the Lease; (vi) the validity or invalidity of the Lease or any portion thereof; (vii) any defenses whatsoever that Tenant or any other Person may have to the performance or observance of any of the Obligations or the Tenant's Obligations; (viii) the existence or non-existence of Tenant as a legal entity; (ix) any limitation or exculpation of liability of Tenant that may be expressed in the Lease; (x) the transfer by Tenant of all, or any part of any interest in all or any part of the Premises described in the Lease; (xi) any sale, pledge, surrender, indulgence, alteration, substitution, exchange, release, partial release, modification or other disposition of any of the collateral or other security from time to time or at any time securing Tenant's Obligations, all of which Landlord is expressly authorized to make from time to time; (xii) the acceptance by Landlord of part of performance of the Tenant's Obligations, or any failure, neglect or omission on the part of the Landlord to realize on, preserve or protect any portion of the Premises, or any personal property of Tenant or to exercise any lien upon, or right of appropriation of, any monies, credits or property of Tenant toward liquidation of the Tenant's Obligations; (xiii) the failure by Landlord or anyone acting on behalf of Landlord to perfect or maintain perfection of any lien or security interest upon any collateral given at any time to secure the payment of the Obligations or Tenant's Obligations; (xiv) any right or claim whatsoever that Guarantor may have against Tenant or Landlord or the successors or assigns of any of them or any change in control, ownership or affiliation among any Guarantor and Tenant; or (xv) any defense (other than the payment, performance or observance in full of all of the Obligations and Tenant's Obligations) that Guarantor may have as to its undertakings, liabilities and Obligations hereunder, including any defenses based upon any legal disability of Tenant or any discharge or limitation of the liability of Tenant to Landlord, whether consensual or arising by operation of law or any bankruptcy, insolvency or debtor-relief proceeding, or from any other cause, each and every such defense being hereby waived by Guarantor.

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(c)    Waivers. Guarantor waives diligence, presentment, protest, notice of dishonor, demand for payment, extension of time of payment, notice of acceptance of this Guaranty, notice of intent to accelerate or notice of acceleration, non-payment or non-performance by Tenant and indulgences, grace periods and notices of every kind. It is the intention of this Guaranty that Guarantor shall remain liable as a principal, notwithstanding any act, omission or thing that might otherwise operate as a legal or equitable discharge of Guarantor, until all of the Tenant's Obligations and the Obligations shall have been fully performed or paid.
(d)    Performance Upon Default. Upon the occurrence of a Default on the part of Tenant in the performance of any of the Tenant's Obligations, Guarantor hereby agrees to perform each and all of the Obligations the non-performance of which constitute such Default: (i) without deduction by reason of any set-off, defense or counterclaim of Tenant or any other Person; (ii) without requiring protest or notice of non-payment or notice of default to Guarantor, to Tenant or to any other Person; (iii) without demand for payment or proof of such demand; (iv) without requiring Landlord to resort first to Tenant or to any other guarantor, guaranty or any collateral which Landlord may hold; (v) without requiring notice of acceptance of the Guaranty or assent to the Guaranty by Landlord; and (vi) without requiring notice that any Tenant's Obligations have been incurred by Tenant pursuant to the terms of the Lease or of the reliance by the Landlord upon the Guaranty. Guarantor hereby waives the requirement that Landlord comply with any of the foregoing demands, actions or notices and the right to assert Landlord's failure to so comply as a defense to the enforcement of the Guaranty.
(e)    Subrogation. Notwithstanding anything to the contrary elsewhere contained herein or in the Lease, until such time as the Obligations and Tenant's Obligations shall have been fully performed, observed or paid, Guarantor expressly waives with respect to Tenant and any other Person, any and all rights at law or in equity to subrogation, to reimbursement, to contribution, to set-off or to any other rights that could accrue to a surety against a principal, to a guarantor against a maker or obligor, to an accommodation party against the party accommodated, or to a holder or transferee against a maker, and that Guarantor may have or hereafter acquire against Tenant or any other Person in connection with or as a result of Guarantor's execution, delivery and/or performance of this Guaranty, the Obligations or the Tenant's Obligations. Guarantor agrees that it shall not have or assert any such rights against Tenant or its successors and assigns or any other Person (including any surety), either directly or as an attempted set-off to any action commenced against Guarantor by Tenant (as lessee or in any other capacity) or any other Person. Guarantor hereby acknowledges and agrees that this waiver is intended to benefit Tenant and shall not limit or otherwise affect Guarantor's liability hereunder or the enforceability hereof.
(f)    Independent Obligations. Landlord may enforce the Guaranty without first resorting to or exhausting any other remedy it may have under the Lease or other security or collateral, or without first having recourse to any of the Premises through forcible entry and detainer proceedings or otherwise; provided, however, that nothing herein contained shall preclude Landlord from suing Tenant under the Lease, from terminating the Lease, from exercising any other rights, remedies or powers under the Lease or from enforcing performance of the Obligations or the Tenant's Obligations, and if such rights, powers or remedies are availed of, only the net proceeds therefrom, after deduction of all charges and expenses of every kind and nature whatsoever, shall be applied in reduction of the Tenant's Obligations; and Landlord shall not be required to institute or prosecute proceedings to recover any deficiency as a condition of any payment or performance hereunder or enforcement hereof. At any sale of any security or collateral for the Tenant's Obligations, whether by foreclosure or otherwise, Landlord may, at its discretion, purchase all or any part of such security or collateral offered for sale for its own account, and may apply against the amount bid therefor the unpaid amount or any part thereof due it pursuant to the terms of the Lease.

992507_9    9

(g)    Effect of Bankruptcy. The Guaranty shall continue in full force and effect notwithstanding the institution by or against Tenant of bankruptcy, reorganization, readjustment, receivership or insolvency proceedings of any nature, or the disaffirmance of the Lease in any such proceedings, or otherwise. Guarantor shall not seek or have the right to obtain any relief or order from any bankruptcy or other court of any jurisdiction the effect of which is to enjoin, postpone, delay or otherwise prevent or hinder the enforcement of Landlord's rights under the Guaranty, and Guarantor shall be estopped from asserting and hereby waives any right to assert in any such liquidation or reorganization that Guarantor's financial contribution or efforts are necessary to the reorganization or liquidation of Tenant.
(h)    Right of Set-Off. Without limiting any other right of Landlord, whenever Landlord has the right to declare any of the Tenant's Obligations to be immediately due and payable (whether or not it has so declared), Landlord at its sole election may set off against the Tenant's Obligations any and all moneys then owed to Guarantor by Landlord in any capacity, whether or not the obligation to pay such moneys owed by Landlord is then due, and Landlord shall be deemed to have exercised such right of set-off immediately at the time of such election even though any charge thereof is made or entered on Landlord's records subsequent thereto.
(i)    Delay; Cumulative Remedies. No delay or failure by Landlord to exercise any right or remedy against Tenant or Guarantor will be construed as a waiver of that right or remedy. All remedies of Landlord against Tenant and Guarantor are cumulative.
(j)    Binding Effect. The Guaranty shall inure to the benefit of and may be enforced by Landlord, and shall be binding upon and enforceable against Guarantor and Guarantor's heirs, legal representatives, successors and assigns. In the event of the death of any individual Guarantor, the Obligations of such Guarantor shall continue in full force and effect against his or her estate, personal representatives, successors and assigns. Without limiting the generality of the foregoing, Landlord (or its successors and assigns) may from time to time and without notice to the undersigned, assign any and all of its rights under this Guaranty without in any way affecting or diminishing the Obligations of Guarantor hereunder, who shall continue to remain bound by and obligated to perform under and with respect to this Guaranty as though there had been no such assignment.
(k)    Time is of the Essence. Time is of the essence of the Guaranty as to the performance of the Guarantor and Tenant.
(l)    Multiple Guarantors, Joint and Several Liabilities. If more than one Person executes this Guaranty (whether concurrently or at any time in the future, or whether the same document or a different document guaranteeing the same Tenant's Obligations), the obligations of all such Persons shall be joint and several and Landlord, in its sole and absolute discretion, may (i) bring suit against Guarantor, or any one or more of the Persons constituting Guarantor, and any other person or Persons guaranteeing any or all of the Tenant's Obligations ("Other Guarantor"), jointly and severally, or against any one or more of them; (ii) compromise or settle with any one or more of the Persons constituting Guarantor or any Other Guarantor for such consideration as Landlord may deem proper; (iii) release one or more of the Persons constituting Guarantor or any Other Guarantor from liability; and (iv) otherwise deal with Guarantor and any Other Guarantor, or any one or more of them, in any manner, and no such action shall impair the rights of Landlord to enforce any of the Obligations or to collect from Guarantor any amount due from Guarantor under this Guaranty. Nothing contained in the Guaranty or any other guaranty shall in any way affect or impair the rights or obligations of Guarantor with respect to any Other Guarantor.

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SCHEDULE 17B

Exceptions to Environmental Representations

From 1998 Phase I and 1999 update:

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As reported in the September 1998 Phase I ESA, an asbestos survey conducted at the subject property identified the presence of asbestos-containing material in the sprayed-on acoustical ceiling material in the front lobby and the two main office hallways. The facility has maintained these ceilings in good (non-friable) condition.

•
A neighboring property, located at 2727 South Susan Street, had a waste oil release that was discovered in August 1991, which impacted the ground water aquifer. As of June 4, 1999, the site had been remediated and was undergoing post-remedial action monitoring. [Note, the 2016 Phase II did not indicate any groundwater issues].

From Phase I (dated August 24, 2016) and Phase II (dated November 14, 2016):

•	Suspect asbestos-containing material due to the age of the building, but it appears to be in good condition.

•
Presence of minor concentrations of VOCs where diesel UST was removed in 1999. Subsequent soil and groundwater investigation included the installation of four monitoring wells, and Santa Ana RWQCB issued a No Further Action letter on February 21, 2002.

•
A clarifier with three associated USTs is present at the northwest corner of the property that receives the wastewater from the carpet manufacturing operations on-site, and it is tied into the municipal sanitary sewer system.

•
Laboratory analytical reports indicated that various metals, VOCs, and GRO were detected above the laboratory detection limited in the soil samples collected. Concentrations of arsenic (8.94 mg/kg) were above the ESL of 1.5 mg/kg in the soil. However, GRS noted that the range of background arsenic in Southern California can be up to 12 mg/kg.

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